EXHIBIT 10.3

                                  June 14, 1999

Dennis J. Wong
SPI Holdings, LLC
One Maritime Plaza, Suite 1460
San Francisco, CA   94111

         Re: Agreement for Purchase and Sale and Leaseback dated as of May 14, 1999 (the "Agreement") between The Sports Authority, Inc. and The Sports Authority Florida, Inc. ("Seller") and SPI Holdings, LLC ("Buyer")

Dear Dennis:

         Unless otherwise defined herein, all capitalized terms used in this letter shall have the meanings ascribed to them in the captioned Agreement. In connection with the Agreement, Seller and Buyer hereby agree as follows:

         1. The form of the Lease Agreement attached hereto shall constitute the form of the Store Lease. Accordingly, the attached form of Lease Agreement shall be attached to the Agreement as EXHIBIT E thereto. Neither Seller nor Buyer shall have any further right to terminate the Agreement under Section 10.2 thereof, and the parties hereby irrevocably waive and relinquish such termination right.

         2. Section 4.1 of the Agreement is hereby amended to insert the word "business" after the word "seven" appearing in the fourth and sixth lines thereof.

         3. The "Approval Period", as defined in Section 5.2 of the Agreement, shall end on July 29, 1999.

         4. As specified in Section 5.2 of the Agreement, under certain circumstances the Seller is not obligated to reimburse the Buyer for one-half of the costs of the surveys and reports obtained by Buyer pursuant to Section 5.2. In order to determine if such circumstances exist, Seller shall not be obligated to pay to Buyer one-half of the costs that are otherwise reimbursable under
Section 5.2 of the Agreement until 15 days after the expiration of the Approval Period.

         5. The reference to Section 12.2 contained in Section 9.2.4 of the Agreement is hereby amended to refer to Section 13.2.

         6. The Agreement is hereby amended to renumber the existing Section
13.2.9 as Section 13.2.10 and to add the following provision as a new Section 13.2.9:

                  13.2.9. All documents required to be executed by Buyer pursuant to the Store Lease (including, without limitation, a declaration of restrictions with respect to the property subject to the BB&Y Lease and the St. Petersburg outparcel and all such documents as may reasonably be requested by Seller pursuant to Section 3.6 of the Store Lease in connection with any REA (as defined in the Store Lease)) and an assumption of the obligations of the Seller under any REA; and

         7. The Agreement is hereby amended so that the SNDA to be executed in connection with the Chula Vista site shall contain the following provision as
Section 4(c) thereof:

                  (c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord except with respect to the misapplication of any insurance or condemnation proceeds, receipt from Tenant of rent or additional rent made not more than one month in advance, receipt from Tenant of estimated taxes, insurance premiums and operating expenses, and the recovery of the pro rata share of insurance premiums payable by the landlord to the Tenant; or

         To the extent of any conflict between this letter and the Agreement, the terms of this letter shall govern and control. Except as otherwise expressly provided herein, all terms and provisions of the Agreement shall remain in full force and effect, without modification. The waiver of jury trial provisions contained in Section 19.19 of the Agreement shall apply to this letter.

         The agreements set forth herein shall be effective upon the execution this letter by Seller and Buyer. This letter may be executed in counterparts and all of such executed counterparts shall constitute one agreement.

                          Very truly yours,

                          THE SPORTS AUTHORITY, INC.,
                          a Delaware corporation

                          By:__________________________________________
                             Henry Flieck, as Executive Vice President
                             Growth and Development

                       [signatures continued on next page]

Dennis J. Wong
June 14, 1999
Page 3



                         THE SPORTS AUTHORITY, INC.,
                         a Florida corporation

                         By:__________________________________________
                            Henry Flieck, as Executive Vice President
                            Growth and Development

The undersigned Buyer hereby agrees to all of the terms and provisions of the foregoing letter.

         Date:  June __, 1999

         SPI HOLDINGS, LLC, a Delaware
         limited liability company

         By:_____________________________
            Dennis J. Wong, Manager

                                 LEASE AGREEMENT
                          [STORE LOCATION--CITY/STATE]

         THIS LEASE AGREEMENT made as of __________, 1999, by and between [SPI NOMINEE] ("Landlord"), and [THE SPORTS AUTHORITY, INC., a Delaware corporation] OR AS TO FLA. SITES [THE SPORTS AUTHORITY FLORIDA, INC., a Florida corporation], having its principal office at 3383 North State Road 7, Fort Lauderdale, FL 33319 ("Tenant").

         In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

         1. DEMISE OF PREMISES. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property ("Leased Premises"): (i) the lot or parcel of land described in EXHIBIT A attached hereto and made a part hereof, together with the easements (including easement rights, licenses and other rights appurtenant to or otherwise afforded the Leased Premises or any owner or occupant thereof under the REA, as defined below, if any, but excluding the voting or consent rights of such owner), and other rights and appurtenances thereto ("Land"); (ii) the buildings, structures and other improvements on the Land (collectively, the "Improvements"); and (iii) the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease, excepting therefrom all Trade Fixtures (collectively, the "Equipment").

         2.       CERTAIN DEFINITIONS.

         "Additional Rent" shall mean all amounts, costs, expenses, liabilities and obligations which Tenant is required to pay pursuant to, the terms of this Lease other than Basic Rent.

         "Alteration" or "Alterations" shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

         "Basic Rent" shall mean Basic Rent as defined in Section 6.

         "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Section 6.

         "Commencement Date" shall mean the Commencement Date as defined in
Section 5.

         "Condemnation" shall mean a Taking and/or a Requisition.

         "Default Rate" shall mean the Default Rate as defined in Section 19.3.

         "Equipment" shall mean the Equipment as defined in Section 1 (which excludes all Trade Fixtures).

         "Event of Default" shall mean an Event of Default as defined in
Section 19.1.

         "Impositions" shall mean the Impositions as defined in Section 8.

         "Improvements" shall mean the Improvements as defined in Section 1.

         "Insurance Requirement" or "Insurance Requirements" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Landlord and Tenant under this Lease and the requirements of the issuer of such policy.

         "Land" shall mean the Land as defined in Section 1.

         "Law" shall mean any applicable constitution, statute or rule of law.

         "Leased Premises" shall mean the Leased Premises as defined in
Section 1.

         "Legal Requirement" or "Legal Requirements" shall mean, as the case may be, (a) any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency, and (b) and all covenants, restrictions and conditions now of record, which in the case of either (a) or (b) are applicable to Tenant, Landlord (with respect to the repair, maintenance or condition of the Leased Premises) or to all or any part of or interest (other than liens) in Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities Act) or results in interference with the use or enjoyment of the Leased Premises or
(ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

         "Lender" shall mean an entity identified as such in writing to Tenant which makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.

         "Loan" shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

         "Mortgage" shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed covering, the Leased Premises from Landlord to Lender.

         "Net Award" shall mean the entire award payable to Landlord by reason of a Condemnation, less any actual and reasonable expenses incurred by Landlord in collecting such award.

         "Net Proceeds" shall mean the entire proceeds of any insurance required under Sections 14.2.1, 14.2.2 and 14.2.4, less any actual and reasonable expenses incurred by Landlord in collecting such proceeds; provided however that Net Proceeds shall exclude any amounts paid to Tenant for Tenant's trade fixtures, equipment and other personal property of Tenant.

         "Note" or "Notes" shall mean a Promissory Note or Notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage and an assignment of leases and rents.

         "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord's acquisition thereof as reflected in the title policy issued in favor of Landlord upon its acquisition of the Leased Premises.

         "Replaced Equipment" or "Replacement Equipment" shall mean the Replaced Equipment and Replacement Equipment, respectively, as defined in Section 11.3.

         "Reciprocal Easement Agreement" or "REA" shall mean any reciprocal easement agreement, easement and operating agreement, covenants, conditions and restrictions, and/or condominium governing document that is included in the Permitted Encumbrances or that is hereafter approved by Tenant, which approval shall not be unreasonably withheld, and that is recorded against the Land and adjacent property(ies) for the common benefit of the Land and such property(ies), including, without limitation, any Shopping Center of which the Leased Premises are a part.

         "Requisition" shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

         "Restoration" shall mean the Restoration as defined in Section 13.5.

         "Security Instruments shall mean the Security Instruments as defined in Section 3.3.

         "Shopping Center" shall mean the shopping center commonly known as _______________, of which the Leased Premises are a part.

         "State" shall mean the State or Commonwealth in which the Leased Premises is situated.

         "Taking" shall mean any taking of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any defacto condemnation.

         "Term" shall mean the Term as defined in Section 5.

         "Trade Fixtures" shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used in the operation of the business conducted on the Leased Premises.

         3.       TITLE AND CONDITION; REA COMPLIANCE.

                  3.1 The Leased Premises are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term; without representation or warranty by Landlord except that Landlord represents and warrants title against the lawful claims of others arising from the acts of Landlord (subject however to the Permitted Exceptions); it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

                  3.2 EXCEPT FOR THE LIMITED WARRANTY OF TITLE CONTAINED IN
SECTION 3.1, LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE,

ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, that the Leased Premises have been inspected by Tenant and are satisfactory to it, and that Landlord has made no representations or warranties with respect to the Leased Premises except for the limited warranty of title contained in Section 3.1. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort), except as otherwise expressly provided herein. The provisions of this Section 3.2 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the uniform commercial code or any other law now or hereafter in effect or otherwise, except for the limited warranty of title contained in Section 3.1.

                  3.3 Tenant acknowledges that Landlord has provided to Tenant a copy of the preliminary title report for the Leased Premises prepared by First American Title Insurance Company dated as of ________, 1999, Tenant confirms that Tenant has examined such title report prior to the execution and delivery of this Lease and has found such title to the Leased Premises to be satisfactory for the purposes contemplated by this Lease. Except for the acquisition loan to Landlord from _____________________, as evidenced by a mortgage or deed of trust against the Leased Premises, and related security documents (such documents, together with any modifications thereto or other security documents hereafter executed by Landlord, are collectively called the "Security Instruments"), Landlord represents to Tenant that Landlord has not created or incurred exceptions to title to the Leased Premises that are not reflected in such title report.

                  3.4 Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, (a) all claims against third parties for damages to the Leased Premises to the extent that such damages are Tenant's responsibility to repair pursuant to the provisions of this Lease, and (b) all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (which claims and rights are collectively referred to in this Section 3.4 as the "Assigned Rights"). Such assignment is nonexclusive, as Landlord retains the right in common with Tenant to enforce the Assigned Rights, and such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any Assigned Rights in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Section 3.4.

                 3.4.1 Any monies received by Landlord with respect to the Assigned Rights, whether during or after the Term, that relate to damages and/or repairs that are Tenant's responsibility to repair pursuant to the provisions of this Lease shall be made available by Landlord to Tenant to make such repairs, or if Tenant has made such repairs, for reimbursement of the costs thereof. Any monies collected or received by Tenant under any of the Assigned Rights shall be held in trust by Tenant and applied solely to Tenant's repair obligations with respect to the items for which such funds are recovered, and to the extent that such funds exceed such obligations, they shall be promptly paid over to Landlord to be held in trust and made available, if necessary, for subsequent repairs by Tenant of such items.

                   3.4.2 Upon the termination of this Lease, Tenant's interest in the Assigned Rights shall automatically revert to Landlord, subject to Tenant's right, pursuant to Section 3.4.1, to reimbursement of repair costs previously incurred by Tenant from monies subsequently received by Landlord. Notwithstanding such reversion, Tenant shall retain the right to pursue any claims against third parties that relate to damages and/or repairs that Tenant repaired during the Term pursuant to the provisions of this Lease. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may reasonably request.

                  3.5 Subject to compliance with the REA, Landlord agrees to enter into, at Tenant's expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as are desirable for operation of the Leased Premises or properties adjacent thereto (collectively, "Easements") as reasonably requested by Tenant, subject to Lender's and Landlord's approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any diminution in the value or utility of the Leased Premises for use as a retail site and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition the use of the Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement. If either Landlord or Lender shall fail to approve or disapprove the form of any such Easements, within a period of thirty
(30) days from their respective receipt of same, then either Landlord or Lender, as the case may be, shall be deemed to have approved the form of any such Easement, provided that such request makes reference to such thirty (30) day deemed approval period.

                  3.6 Tenant agrees that while this Lease is in effect (i) Tenant shall comply with all of the terms and conditions of any REA affecting the Leased Premises, and (ii) Tenant shall perform all obligations of the owner of the Leased Premises under, and pay all expenses which such owner may be required to pay under any REA, but only to the extent such obligations pertain to the Leased Premises. Landlord shall cooperate with Tenant by providing such authorizations under the REA as may be necessary to enable Tenant to perform such REA obligations of Landlord. Promptly after the request of Tenant, Landlord shall execute such documents as may be reasonably be requested by Tenant in connection with any REA so that to the extent permitted by such REA (a) Tenant is entitled to directly receive any notices under the REA, (b) Tenant is named as a co-insured under any insurance policies required to be maintained by any other party under the REA, (c) Tenant is afforded the benefit all rights, easements, licenses and benefits afforded to the Leased Property under each REA (but not the right to give approvals or consents of the owner of the Leased Property), and (d) Tenant is able to directly enforce the REA and to directly exercise all rights and remedies in connection with any breach of the REA by any other party. Subject to such cooperation by Landlord, Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant's failure to perform any obligations under the REA pertaining to the Leased Premises that are reasonably subject to performance by Tenant or pay any expenses as required under any REA that are allocable to the Leased Premises or comply with the terms and conditions of any REA pertaining to the Leased Premises as hereinabove provided during the Term of this Lease. If from time to time there are obligations of the owner of the Leased Premises under the REA for which Tenant is not responsible pursuant to the foregoing provisions of this
Section 3.6, Landlord shall perform such obligations and Tenant shall cooperate with Landlord's performance of same. In furtherance of the foregoing, if Tenant from time to time becomes aware of any such obligation to be performed by Landlord, Tenant shall provide Landlord with notice thereof.

                  3.7 Landlord shall not (i) modify or amend any REA or other covenant, condition or restriction affecting the Leased Premises or impose any additional covenant, condition or restriction upon the Leased Premises, or (ii) grant any consent or waiver thereunder that would materially affect the rights of Tenant or the Leased Premises without in either case obtaining the consent of Tenant, which shall not be unreasonably withheld.

         4.       USE OF LEASED PREMISES, QUIET ENVIRONMENT.

                  4.1 Tenant may use the Leased Premises as a retail store that sells sports, recreational and fitness equipment, goods, clothing and footwear, including the rental thereof and provision of services related thereto (including entertainment incidental thereto). Subject to (i) the restrictions on use set forth at Section 4.1.1 below, (ii) any Permitted Encumbrances, including without limitation, use restrictions set forth in any REA, but excluding restrictions in any Security Instruments, and (iii) Landlord's prior written consent, which shall not be unreasonably withheld, Tenant may use the Leased Premises for any other lawful purpose, so long as such other lawful purpose would not (A) have a material adverse effect on the value of the Leased Premises, (B) materially increase the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of the Act referred to in Section 26 of this Lease, or (C) result in or give rise to any material environmental deterioration or degradation of the Leased Premises. In no event shall the Leased Premises be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance (excluding Security Instruments) or any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances (excluding Security Instruments) and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord to the extent that such provisions are reasonably subject to performance by Tenant.

                           4.1.1    Unless Landlord shall consent otherwise in
writing, which consent may be given or withheld in Landlord's sole and absolute discretion, the Leased Premises shall not be used for any of the following purposes: an establishment selling or exhibiting pornographic materials, a massage parlor, a body or fender shop, a funeral parlor, a bowling alley, a billiard parlor (other than incidental uses within what is primarily a retail store of which it is a part), an automobile showroom, automotive filing station, a car wash, an amusement gallery (other than incidental uses within what is primarily a retail store of which it is a part), an off-track betting parlor, a theater (other than incidental to a retail store of which it is a part), a flea market or any store which primarily sells merchandise commonly known as "clearance", "second-hand", "factory reject", "floor model", "overstocked", "distressed", "bankruptcy", "fire sale" or "damaged" merchandise, an establishment providing primarily live or pre-recorded entertainment of any type, a roller skating rink, dance hall, discotheque or any other business providing primarily a place of recreation to its customers (except for a health club within what is primarily a retail store of which it is a part), or a warehouse (other than for retail sales at the premises).

                  4.2 Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would
(i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises unless Tenant obtains substitute insurance in compliance with the requirements of this Lease,
(ii) render Tenant unable to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Section 12 hereof.

                  4.3 Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

         5.       TERM.

                  5.1 Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term commencing on the date that Landlord acquires title to the Leased Premises from Tenant (the "Commencement Date"), which the parties anticipate will occur on or about _________, 1999, and ending on January 31, 2020 (the "Expiration Date") (such initial term, together with any Renewal Term which comes into effect as hereinafter provided, and subject to any early termination of this Lease, is referred to herein as the "Term").

                  5.2 Tenant shall have the option to extend the Term of this Lease on all the provisions contained in this Lease, except for Basic Rent, for four (4) consecutive five (5) years periods ( each, a "Renewal Term") following expiration of the initial Term or a Renewal Term, as the case may. Provided that no Event of Default exists as to Tenant when Tenant exercises such option, Tenant may exercise each such option by giving notice of exercise of the option to Landlord at least twelve (12) months and not earlier than fifteen (15) months before the expiration of the initial Term or the current Renewal Term, as the case may be. The rights and obligations of Landlord, Tenant and Lender during any Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be increased in the manner set forth in EXHIBIT B attached hereto.

                           5.2.1    It is the intention of the parties that
Tenant's right to extend the Term of this Lease not be lost through Tenant's inadvertent failure to give notice of exercise of an option to extend the Term as provided herein. Accordingly, if Tenant fails to notify Landlord of its exercise of an option, such option shall nevertheless remain in full force and effect for a period of thirty (30) days after Landlord's delivery to Tenant of a subsequent written notice setting forth the expiration date of the Lease and advising Tenant that notice of exercise of such option has not been received.

                           5.2.2    Notwithstanding the foregoing, if Landlord
at any time not earlier than sixteen (16) months before the expiration of the initial Term or the current Renewal Term, nor later than twelve and one-half (12.5) months prior to the expiration of the initial Term or the current Renewal Term, as the case may be, notifies Tenant of the date by which Tenant must exercise Tenant's option to extend the Term and if Tenant thereafter fails to timely exercise such option, then Section 5.2.1 shall not apply and Tenant must exercise its option, if at all, at least twelve (12) months before the expiration of the initial Term or the current Renewal Term, as the case may be.

         6.       RENT.

                  6.1 Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Leased Premises during the Term, the monthly amounts set forth in EXHIBIT B attached hereto ("Basic Rent"), commencing on the Commencement Date and on the first day of each month thereafter during the Term (the "Basic Rent Payment Dates"). Tenant shall pay the same at Landlord's address set for notices under this Lease, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which are legal tender for the payment of public or private debts in the United States of America, and if required by Lender, by deposit to such account in such bank as Lender shall designate from time to time. If the Commencement Date shall occur other than on the first day of a month, Basic Rent for the period from and including the Commencement Date through the last day of the first partial month shall be paid on the Commencement Date, prorated on a daily basis based upon the actual days in the month for each day from and including the Commencement Date through and including the last day of such month.

                  6.2 Tenant shall pay and discharge before the imposition of any fine, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, including without limitation, all payments relating to the Leased Premises due under any REA, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Tenant shall pay any fine, interest or penalty imposed for such failure, and if such failure continues for ten (10) business days after Landlord gives written notice thereof to Tenant, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.

                  6.3 If any installment of Basic Rent is not paid within five (5) business days after the Basic Rent Payment Date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue payment (the "Late Charge"), which Late Charge shall constitute Additional Rent under this Lease. If any payment of Additional Rent that is directly payable to Landlord under this Lease is not paid by the due date for such payment and if such failure to pay continues for a period of ten (10) days after Landlord has given Tenant notice of Tenant's failure to timely pay, Tenant shall pay to Landlord the Late Charge on the overdue amount, which Late Charge shall constitute Additional Rent under this Lease. Tenant acknowledges that Landlord will incur costs and damages in the event of a late payment, that the it would be impractical or difficult to fix Landlord's actual damages in such event, and that the Late Charge is a reasonable estimate of such damages and not a penalty for Tenant's failure to make timely payment.

                  6.4 Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

                  6.5 As of the Commencement Date, Tenant is the sole tenant occupying the Leased Premises and, except as otherwise expressly provided in this Lease, is solely responsible for providing and paying for the operation, maintenance, repair and onsite management of the Leased Premises.

         7.       NET LEASE; NON-TERMINABILITY.

                  7.1 This is a net Lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.

                  7.2 Except as otherwise expressly provided in this Lease, this Lease shall not terminate, and Tenant shall not have any right to terminate this Lease, during the Term. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises by anyone other than Landlord or its successors or assigns for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) Tenant's acquisition of ownership of any of the Leased Premises; (v) (vi) any latent or other defect in, or any theft or loss of any of the Leased Premises, (vii) the breach of any warranty of any seller or manufacturer of any of the Equipment, or
(viii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that, except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that, except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

                  7.3 Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord provided that this Lease is not rejected by or on behalf of Landlord, or (ii) the exercise of any remedy, including foreclosure, under the Mortgage, so long as the rights of Tenant under this Lease are not disturbed as a result of such exercise.

                  7.4 Except as otherwise expressly stated in this Lease, this Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.

         8. PAYMENT OF IMPOSITIONS; COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS.

                  8.1 Subject to the provisions of Section 18 hereof relating to contests and the provisions of Section 8.2, Tenant shall, before interest or penalties are due thereon, pay and discharge (all of the following, but excluding the items excluded pursuant to Section 8.2, being herein collectively called the "Impositions"): all taxes of every kind and nature (including real, ad valorem, and personal property taxes) on or with respect to the Leased Premises; all charges and/or taxes allocable to the Leased Premises for any easement or agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all costs and fees incurred by Landlord in challenging the amount of taxes or assessments (provided however that if no Event of Default exists, Tenant shall have no obligation to reimburse or pay costs or fees incurred by Landlord in any contest by Landlord unless Tenant consents to such contest, which consent shall not be unreasonably withheld); all water and sewer rents and other utility charges on or with respect to the Leased Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term and allocable to the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any sales tax, occupancy tax or use tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent, but excluding all items excluded from Impositions under Section 8.2. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.

                  8.2 Nothing herein shall obligate Tenant to pay, and the term "Impositions" shall exclude, federal, state or local (i) documentary stamp taxes, intangibles taxes, transfer and other taxes incurred as the result of a conveyance, encumbrance, assignment of Landlord's interest or foreclosure by or against (or suffered by) Landlord, (ii) payroll, franchise, capital stock or similar taxes if any, of Landlord, (iii) taxes on the gross receipts or revenues of Landlord, income, excise, profits or other taxes, if any, of Landlord, determined on the basis of or measured by its income or gross receipts (unless the taxes referred to in clauses (ii) and (iii) are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant) (iv) any estate, inheritance, succession, gift, capital levy or similar taxes, (v) any interest, charge or penalty for late payment by Landlord of any Impositions for which estimated payments are being made by Tenant to Landlord, or (vi) taxes and assessments allocable, when prorated on a daily basis, to any period after the Term, provided that Tenant is not occupying the Leased Premises during such period. Notwithstanding the foregoing, if an increase in Impositions is imposed against the Leased Premises due to a conveyance, encumbrance, assignment of Landlord's interest, or foreclosure by or against (or suffered by) Landlord (a) more than once during the first five (5) year period after Landlord acquires title to the Leased Premises, or (b) during any five (5) year period after the date of any previous such increase in Impositions, then Tenant's obligation to pay such increase in Impositions shall be abated during any such five (5) year period.

                  8.3 In the event that any assessment against any of the Leased Premises may be paid in installments, Landlord shall elect to pay such assessment in the maximum allowable number of installments and Tenant shall be liable only for those installments (or portions thereof) which become due and payable during and are allocable to the Term.

                  8.4 If the Leased Premises are separately assessed, Tenant may pay the Impositions directly. If the Leased Premises are not separately assessed, Tenant shall pay the Impositions allocable to the Leased Premises (which allocation shall be based upon the rentable square footage of the Leased Premises in proportion to the rentable square footage of all buildings within the assessment parcel) to Landlord as Additional

Rent as provided in Section 8.4.3. Notwithstanding the foregoing provisions of this Section 8.4, if an Event of Default has occurred, then upon the request of Landlord, Tenant shall perform its obligations to pay Impositions hereunder by making payments to Landlord as provided in Section 8.5.1.

                           8.4.1    If Tenant is paying the Impositions
directly, Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord and to Lender within thirty (30) days after receipt thereof copies of all settlements and notices received by Tenant pertaining to the Impositions which may be issued by any governmental authority and, within thirty (30) days after payment by Tenant, receipts for payments of all Impositions made during each calendar year of the Term. Tenant shall receive the benefit of any refunds, credits, incentives and abatements allowed by the taxing authorities for the Impositions paid by Tenant, net of any reasonable costs incurred by Landlord in obtaining such benefit.

                           8.4.2    If Landlord is paying the Impositions
directly, Landlord shall prepare and file all tax reports required by governmental authorities which relate to the Impositions, and Landlord shall deliver to Tenant and to Lender, within thirty (30) days after receipt thereof, copies of all settlements, notices and receipts pertaining to the Impositions which may be issued by any governmental authority, and within thirty (30) days after payment thereof by Landlord, evidence of payment of all Impositions made during each calendar year of the Term.

                           8.4.3    If Section 8.5.1 does not apply, and the
Leased Premises are not separately assessed, then upon Landlord's receipt of the tax bill for each tax year, Landlord shall provide a copy of same to Tenant with a statement of Tenant's allocable share thereof, and on the later of 30 days after Tenant's receipt of such statement or 30 days prior to the due date for payment of the Imposition, Tenant shall pay Tenant's share thereof to Landlord. Subject to Landlord's receipt of Tenant's timely payment of Tenant's share of the Impositions, Landlord shall timely pay the Impositions directly for the entire assessed parcel.

                  8.5 If upon the occurrence of an Event of Default, Landlord has elected to directly pay the Impositions rather than to have Tenant directly do so, then on or before October 31 of each year or as soon thereafter as is practicable, Landlord shall furnish to Tenant a statement setting forth the estimated Impositions for the subsequent calendar year.

                           8.5.1    If an Event of Default has occurred and
Landlord has elected to directly pay the Impositions rather than to have Tenant directly do so, then on each Basic Rent Payment Date, Tenant shall pay in advance to Landlord one-twelfth (1/12th) of the most recent estimated Impositions; provided, however, that if such statement is not given in October, Tenant shall continue to pay to Landlord one-twelfth

(1/12th) of the estimated Impositions of the previous calendar year until the month after such statement is given.

                           8.5.2    Monies paid by Tenant  to Landlord pursuant
to this Section 8.5. shall be placed in a separate interest-bearing account with interest to accrue for the benefit of Tenant; provided however that Landlord's obligation to do so shall be subject to the requirements of Lender, as the Landlord and Tenant acknowledge that the funds may be placed in a impound account established by Landlord with Lender that is not interest-bearing.

                           8.5.3    If at any time, but no more than once each
calendar year, it appears to Landlord that the actual Impositions for any calendar year during the Term will exceed the estimated Impositions set forth in Landlord's statement, Landlord shall have the right by notice to Tenant to revise the estimated Impositions for such year and subsequent payments thereof shall, commencing with the first month after which Tenant receives such notice (but no earlier than 20 days after Tenant's receipt of such notice), be increased based upon such revised statement. Notwithstanding the foregoing, Impositions actually incurred and paid by Landlord, but not theretofor billed to Tenant, as invoiced by Landlord shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice.

                           8.5.4    Within one hundred twenty (120) days after
the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of the actual Impositions for such calendar year. If the estimated Impositions paid by Tenant during such calendar year is (x) less than the actual Impositions for such period as shown on Landlord's statement, then Tenant shall pay the difference to Landlord within 30 days after the date of Landlord's statement, or (y) more than the actual Impositions for such period, then Tenant shall be allowed a credit on future payments of Rent and Additional Rent, including estimated Impositions, for the amount of such excess until the entire credit shall have been utilized, or, if the statement is given by Landlord with respect to the calendar year in which the Term expires, Landlord shall pay such excess to Tenant together with such statement.

                  8.6 If Landlord is paying Impositions directly and the amount thereof may be reduced by early payment of such Impositions, Landlord shall establish the amounts required to be paid to Landlord pursuant to Section
8.4.3 or Section 8.5, as applicable, so that the amounts paid by Tenant to Landlord will be sufficient to make early payment of such Impositions. Provided that Landlord receives timely payment from Tenant of such adjusted amounts, Landlord shall make early payment of such Impositions (both for the Leased Premises and the entire assessed parcel, if the Leased Premises are not separately assessed) and the benefit of such early payment shall inure to the benefit of Tenant. Provided that Landlord receives timely payment from Tenant as required herein, any interest, penalties, or late charges resulting from Landlord's failure to pay any Imposition or otherwise comply with the provisions of this Section 8.6 shall be paid solely by Landlord.

                  8.7 Subject to the provisions of Section 18 hereof, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

         9.  LIENS; RECORDING AND TITLE.

                  9.1 Subject to the provisions of Section 18 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on Landlord's interest in the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, without notice to or the consent of Landlord, to encumber all or any portion of Tenant's interest in the Leased Premises (but excluding any interest of Landlord in the Leased Premises) and Tenant's interest in Trade Fixtures, inventory, receivables and/or other tangible or intangible property located on, in, arising from or otherwise relating to the Leased Premises.

                  9.2 Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum or Notice of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum or Notice of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

                  9.3 Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.

         10.      RELEASE; INDEMNIFICATION.

                  10.1 Landlord and Tenant, on their own behalf and on behalf of anyone claiming under or through either one by way of subrogation, hereby release and waive all rights of recovery and causes of action against each other and their respective subsidiaries, parents, affiliates, officers, directors, shareholders, partners, beneficial owners, trustees, and members (collectively, for purposes of this Section 10, their "Affiliates") from any and all liability for any loss or damage to property or resulting from damage to such property (and, in either case, any resulting loss of business or rental income), whether caused by the negligence or fault of the other party, which is insured under (i) the "All-Risk" property insurance required to be maintained hereunder, (ii) any other insurance required to be maintained hereunder, and (iii) any other insurance policy now or hereafter issued to Landlord or Tenant.

                           10.1.1    Landlord and Tenant shall cause each
insurance policy carried by either of them insuring the Leased Premises or the contents thereof to provide that the insurer waives all rights of recovery by way of subrogation or otherwise against the other party hereto (and all of such other party's Affiliates) in connection with any loss or damage which is covered by such policy or that such policy shall otherwise permit, and shall not be voided by the releases provided for in this Section 10.1.

                           10.1.2   In the event either Landlord or Tenant
maintains a deductible (as either may be permitted hereunder), then the self-insuring party or the party maintaining the deductible hereby releases the other party from any liability arising from any event which would have been covered had (i) the required insurance been obtained and/or (ii) the deductible not been maintained.

                  10.2 Except as otherwise provided in Section 10.1, Tenant covenants to defend and indemnify Landlord and its Affiliates and hold Landlord and its Affiliates harmless (except for loss or damage (i) resulting from the acts or omissions of Landlord, its agents, contractors, licensees, tenants (other than Tenant), occupants or employees, or (ii) for which any of the respective parties listed in the foregoing clause (i) may be statutorily liable) from and against any and all claims, actions, damages, liability and expense, including reasonable attorneys' fees, (a) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in or upon the Leased Premises, or any part thereof during the Term, or (b) occasioned by any act or omission of Tenant, its agents, contractors, employees and licensees during the Term.

                  10.3 Except as otherwise provided in Section 10.1, Landlord covenants to defend and indemnify Tenant and its Affiliates and hold Tenant and its Affiliates harmless (except for loss or damage resulting from the acts or omissions of Tenant, its agents, contractors, licensees or employees) from and against any and all claims, actions, damages, liability and expense, including reasonable attorneys' fees, (a) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence during the Term in or upon (i) those portions of the Leased Premises maintained by Landlord (if any), and (ii) the adjacent properties of Landlord (if any), or any part thereof, or (b) occasioned by any act or omission of Landlord, its agents, contractors and employees during the Term.

                  10.4 The following procedures shall be applicable with respect to all indemnity provisions of this Lease:

                           10.4.1    Any party entitled to indemnification under
this Lease (an "Indemnitee") agrees that upon its obtaining knowledge of any facts which the Indemnitee recognizes to be the basis for a claim for indemnity (a "Claim") under the provisions of this Lease (including, without limitation, the receipt of any demand, assertion, claim, action or proceeding, judicial or otherwise), it will give reasonably prompt notice thereof in writing to the other party to this Lease (the "Indemnitor") together with a statement of all information respecting such Claim as it shall then have. The Indemnitor shall not be obligated to indemnify the Indemnitee for the increased amount of any Claim which would otherwise have been payable under this Lease to the extent that the increase resulted from the lack of notice required by this provision.

                           10.4.2  The Indemnitor is entitled at its cost and
expense to contest, defend by all appropriate legal proceedings, handle and settle any Claim with respect to which it is called upon to indemnify the Indemnitee under the provisions of this Lease; provided, however, that notice of the intention to do so shall be delivered by the Indemnitor to the Indemnitee within a reasonable time in light of the circumstances then existing. Any contest may be conducted in the name and on behalf of the Indemnitor or conducted in the name and on behalf of the Indemnitee, if necessary, as may be determined by the Indemnitor. Any contest shall be conducted by attorneys engaged by the Indemnitor (which shall be reasonably acceptable to the Indemnitee), but the Indemnitee shall have the right to participate in the proceedings and to be represented by attorneys of its own choosing at its own cost and expense. If the Indemnitee joins in any contest, however, the Indemnitor shall have full authority to determine all action to be taken; provided however that the Indemnitor shall have no authority to reject a settlement offer that is fully covered by insurance unless Indemnitee agrees to reject such offer. If the Indemnitor does not elect to contest a Claim, handle the Claim or negotiate a settlement thereof, the Indemnitor shall be bound by the result obtained by the Indemnitee. The Indemnitee shall take such commercially reasonable actions as may be requested by Indemnitor to resolve, settle or compromise the asserted Claim at the cost and expense of the Indemnitor.

                           10.4.3  If requested by the Indemnitor, the
Indemnitee agrees to cooperate with the Indemnitor and its counsel in contesting any Claim which the Indemnitor elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, and further agrees to take any other action as reasonably may be requested by the Indemnitor to reduce or eliminate any loss for which the Indemnitor would have responsibility, but the Indemnitor will reimburse the Indemnitee for any reasonable expenses incurred by it in so cooperating or acting at the request of the Indemnitor.


                           10.4.4    The Indemnitee shall provide reasonable
advance written notice to the Indemnitor of any meeting with all persons (including governmental authorities) asserting any Claim and any meetings with representatives (including counsel) of such persons. Indemnitor and its counsel shall have the opportunity to be present at and participate in such meetings, and Indemnitor shall have the right to determine the action to be taken in or with respect to any such meeting.

                           10.4.5    The Indemnitor shall pay to the Indemnitee
the amount to which the Indemnitee may become entitled by reason of the provisions of this Lease within 30 business days after the amount owed is finally determined either by mutual agreement of Landlord and Tenant, pursuant to any settlement of any Claim reached by the Indemnitor, or pursuant to the final unappealable judgment of a court of competent jurisdiction.

                  10.5 The respective rights and obligations of Landlord and Tenant under this Section 10 shall survive any termination of this Lease.

         11.      MAINTENANCE AND REPAIR.

                  11.1 Tenant shall at all times maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) and the Equipment in first class condition and repair (taking into account the age of the Improvements). Except as otherwise expressly provided in this Lease, Tenant shall promptly make all repairs and replacements of every kind and nature, including repairs and reconstruction after damage or destruction, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in first class condition and repair (taking into account the age of the Improvements), and in compliance with all Legal Requirements.

                           11.1.1    Tenant shall do or cause others to do all
shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so.

                           11.1.2    Unless Landlord has elected to maintain and
repair the Exterior Area pursuant to Section 11.6 and such election remains in effect, and except as otherwise expressly provided in this Lease (i) Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises or adjacent property in any way, and (ii) Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may be provided for in any Law now or hereafter in effect. Nothing in the preceding sentence shall be deemed to excuse Landlord for responsibility for repairs arising from Landlord's default under this Lease or its negligence or intentional misconduct, nor to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Sections 13.5, 14.7 and 14.8 of this Lease.

                           11.1.3   Tenant shall, in all events, make all
repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner, such that the Leased Premises are maintained in first class condition (taking into account the age of the Improvements). All repairs by Tenant shall be made in conformity with the provisions of Section 12.

                           11.1.4   Tenant's obligations for Restoration under
this Lease, shall be to restore the Improvements, subject to Legal Requirements, to a condition that, as nearly as practicable, is at least as good as the condition of such Improvements before the damage, destruction or condemnation (as the case may be), in accordance with the provisions of Section 12 below. However, notwithstanding anything to the contrary provided in this Lease, so long as the Improvements after any rebuilding, repair or restoration shall have a value not less than the value prior to the damage, destruction or condemnation, Tenant shall have the right to modify the layout and construction of the Improvements in accordance with plans and specifications that have been approved by Landlord (which approval shall not be unreasonably withheld) and (i) are substantially similar to the plans and specifications for the prototype of stores that Tenant is then constructing elsewhere, or (ii) are otherwise acceptable to Landlord in its reasonable discretion (it being agreed that a multi-tenant building would be permitted but that a special, single purpose building would not be permitted).

                  11.2 Tenant shall make all Alterations, including structural alterations, necessary to maintain the Leased Premises in compliance with all Legal Requirements. In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements, Tenant shall take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Section 12. Notwithstanding the foregoing, Tenant shall have no obligation under this Section 11 to make Alterations that (i) are the responsibility of Landlord if Landlord has undertaken the maintenance of the Exterior Area pursuant to Section 11.6 below, (ii) result from Landlord's default, (iii) are covered by Landlord's indemnity under Section 10.2, or (iv) involves the removal of Hazardous Substances not introduced to the Leased Premises by Tenant or others acting by or for Tenant, including without limitation, its employees, agent, contractors, subcontractors, customers and invitees.

                  11.3 Tenant shall from time to time replace with other operational equipment or parts (the "Replacement Equipment") any of the Equipment (the "Replaced Equipment") which shall have become unusable for the purpose for which it is intended, or been lost, stolen, damaged or destroyed, or been taken by a Condemnation (if Restoration of the Leased Premises is required to be made by Tenant pursuant to Section 13.5). All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment as if originally demised herein.

                  11.4 Tenant shall promptly repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Trade Fixtures, Equipment, Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment.

                  11.5 If Tenant shall be in default under any of the provisions of this Section 11, Landlord may after thirty (30) days written notice given to Tenant and failure of Tenant to cure during said period (subject to extension during periods of remodeling, reconstruction and/or repair), or if Tenant has commenced such cure within said thirty (30) day or extended period, Tenant's failure to diligently complete such cure, but without notice in the event of an emergency (although Landlord shall make a good faith effort to notify Tenant by telephone and/or facsimile in the event of an emergency), do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

                  11.6 Notwithstanding the provisions of Section 11.1, in the event of (i) an Assignment (as defined in Section 17.1, but excluding an Assignment for which Landlord's consent is not required pursuant to Section 17.5), or (ii) a Sublease (as defined in Section 17.1) of 75% or more of the building on the Leased Premises, or (iii) Tenant's failure to maintain the Exterior Area (as defined below) in a first class condition (subject to ordinary wear and tear and taking into account the age of the Improvements) and if within thirty (30) days after Landlord gives notice thereof to Tenant (subject to extension during periods of remodeling, reconstruction and/or repair), Tenant's failure to commence such maintenance and thereafter diligently cure such previous failure, or (iv) a Lender acquiring Landlord's interest in the Leased Premises and such Lender as successor Landlord exercising the following option, then Landlord may, at Landlord's option, perform the operation, maintenance, repair, replacement and management of the exterior portions of the Leased Premises, excluding the exterior of the building thereon (the "Exterior Area"), by providing thirty (30) days' written notice to Tenant of Landlord's exercise of such option. If Landlord elects to manage and maintain the Exterior Area, Tenant shall abide by such reasonable regulations with respect thereto as Landlord may promulgate from time to time. If pursuant to this Section 11.6, Landlord elects to manage and maintain the Exterior Area, Landlord may at any time thereafter provide notice to Tenant that Landlord has elected to terminate its management and maintenance of the Exterior Area, and Tenant shall, thirty (30) days after its receipt of such notice, resume Tenant's operation, maintenance, repair, replacement and management of the Exterior Area. Subsequent thereto, in the event of a new Assignment or Sublease, or if Tenant subsequently fails to maintain the Exterior Area in a first class condition (subject to ordinary wear and tear and taking into account the age of the improvements), and if within thirty (30) days after Landlord gives notice thereof to Tenant, Tenant fails to commence such maintenance and thereafter diligently cure such previous failure, then Landlord may, at Landlord's option, again perform the operation, maintenance, repair, replacement and management of the Exterior Area, by providing thirty (30) days' written notice to Tenant of Landlord's exercise of such option.

                           11.6.1   If Landlord elects to perform the operation,
maintenance, repair, replacement and management of the Exterior Area, Landlord shall be obligated to repair, replace and manage the Exterior Area in accordance with the same standards as would otherwise be applicable to Tenant under this
Section 11, and Tenant shall pay the Operating Expenses therefor. As used herein, "Operating Expenses" shall mean and include all costs paid and incurred by Landlord for the operation, maintenance, repair and replacement of the Exterior Area during the Term, plus a property management fee not to exceed the then prevailing market rate property management fee charged by unrelated third parties for providing such services to similar properties in the geographic area of the Leased Premises; provided however, in no event shall the Operating Expenses include any costs or fees allocable to any period after the Term of this Lease. Notwithstanding anything to the contrary provided herein, Operating Expenses shall not include items of fees or costs to the extent (a) such items are reimbursed or are reimbursable (under insurance proceeds, by any third party, or otherwise), (b) such items are covered under any applicable warranty or guaranty; (c) such items are necessary due to the neglect of Landlord or the breach of its obligations under this Lease, or (d) such items have been disproportionately allocated to the Leased Premises or the Tenant. Landlord agrees to engage contractors at commercially competitive rates in connection with all components of the Operating Expenses. At any time that Tenant has been able to obtain a substantially equivalent quote from a qualified contractor for any significant Operating Expense item or items at a cost of at least 10% less than the price then being incurred for such Operating Expense item or items, then Landlord shall, within 30 days after receipt of Tenant's notice (together with a copy of the quote), either (i) engage said contractor to perform such portion of the maintenance, repair or replacement, or (ii) thereafter calculate the Operating Expenses for the item or items covered by the quote, and for the period for which the quote would be applicable, at the rate provided in the notice from Tenant, regardless of whether Landlord engages said contractor.

                           11.6.2   As soon as practicable after Landlord
elects to perform the operation, maintenance, repair and management of the Exterior Area, and on or before December 31 of each year thereafter, Landlord shall furnish to Tenant a statement setting forth the estimated Operating Expenses for the subsequent calendar year. On each Basic Rent Payment Date, Tenant shall pay in advance to Landlord one-twelfth (1/12th) of the most recent estimated Operating Expenses; provided, however, that if such statement is not given in December, Tenant shall continue to pay to Landlord one-twelfth (1/12th) of the estimated Operating Expenses of the previous calendar year until the month after such statement is given. Within one hundred twenty (120) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of the actual Operating Expenses for such calendar year which shall itemize the actual amount of the Operating Expenses and, upon the request of Tenant, Landlord shall provide to Tenant supporting documentation with respect thereto. If the estimated Operating Expenses paid by Tenant during such calendar year is (x) less than the actual Operating Expenses for such period as shown on Landlord's statement, then Tenant shall pay the difference to Landlord within 30 days after the date of Landlord's statement, or (y) more than the actual Operating Expenses for such period, then Tenant shall be allowed a credit on immediately succeeding future payments of Basic Rent and Additional Rent, including estimated Operating Expenses, for the amount of such excess until the entire credit has been utilized, or, if the statement is given by Landlord with respect to the calendar year in which the Term expires, Landlord shall pay such excess to Tenant together with such statement. Notwithstanding the foregoing, Operating Expenses actually incurred and paid by Landlord, but not theretofor billed to Tenant, as invoiced by Landlord shall be paid by Tenant within thirty
(30) days after receipt of Landlord's invoice.

                           11.6.3    Within twelve (12) months after Tenant's
receipt of Landlord's statement of actual annual Operating Expenses, Tenant or Tenant's authorized agent shall have the right to inspect the books and records of Landlord relating to Operating Expenses after giving reasonable prior written notice to Landlord for the purpose of verifying Landlord's statement of Operating Expenses. If Tenant has an audit performed of such books and records by a certified public accountant reasonably approved by Landlord prior to the audit, and such audit reveals an overstatement of Operating Expenses by Landlord, the amount overstated shall be credited to the next due payments of Basic Rent and Additional Rent, including Operating Expenses, or if at the time of such audit, this Lease has terminated, then the amount of the overpayment shall be reimbursed to Tenant by Landlord within thirty (30) days of receipt by Landlord of the audit report; provided however that if the audit reveals an overstatement of Operating Expenses of more than four percent (4%), then Landlord shall within thirty (30) days after receipt of such audit reimburse Tenant for the cost of such audit. If Tenant does not have an audit performed within twelve
(12) months of receipt of Landlord's statement of actual annual Operating Expenses, such annual statement shall be deemed correct.

                           11.6.4   If Landlord elects to perform the operation,
maintenance, repair and management of the Exterior Area and thereafter fails to perform any of such items in the manner required under this Lease, Tenant shall give Landlord written notice thereof, specifying with particularity the breach claimed by Tenant. Landlord shall have the right to cure such breach during the 30-day period following receipt of Tenant's notice hereunder; provided however that if Landlord commences to cure such breach within such 30-day period and thereafter diligently prosecutes the same to completion, Landlord shall not be in default hereunder. If the Leased Premises are subject to a Mortgage, Tenant shall serve Lender concurrent copies of any notices of default served on Landlord hereunder, and if Landlord fails to complete any cure within the cure period(s) provided above, Lender shall have an additional period of thirty (30) days after the expiration of any such cure period(s) to cure any default of Landlord. Notwithstanding such additional cure period of Lender, if Landlord fails to cure any Landlord breach within the cure period(s) described above, Tenant shall have the right, but not the obligation, to cure such breach and recover, as provided below, the costs reasonably incurred by Tenant. Furthermore, if the breach of Landlord materially adversely affects Tenant's use and enjoyment of the Leased Premises and if Landlord has not cured such breach during the 30 day period following receipt of Tenant's notice hereunder, then notwithstanding any continuing efforts of Landlord to cure such breach, Tenant may itself elect to cure Landlord's default and recover from Landlord, as provided below, the costs thereby reasonably incurred by Tenant. If Landlord (or Lender) fails to cure any Landlord breach within the cure period(s) described above, Tenant, as its sole and only recourse for any such breach, shall have the right to (i) resume its prior operation, maintenance, repair and management of the Exterior Area, and/or (ii) pursuant to Section 19.4, recover from Landlord the reasonable costs incurred by Tenant in curing Landlord's failure to maintain and repair the Exterior Area and the right to setoff against the next due payments of Basic Rent and Additional Rent the amounts payable by Landlord to Tenant hereunder until Tenant shall have setoff the entire amount. Furthermore, notwithstanding the cure periods provided to Landlord and Lender above, if such breach by Landlord creates an emergency or an immediate threat to the safety of persons or property on the Leased Premises, Tenant after attempting to provide telephonic and/or facsimile notice to Landlord of such breach and the emergency or threat to safety created thereby, may elect to cure such breach and upon doing so, Tenant shall be entitled pursuant to Section 19.4 to recover from Landlord the reasonable costs thereby incurred by Tenant. If pursuant to this
Section 11.6.4, Tenant resumes its operation, maintenance, repair and management of the Exterior Area, Landlord shall have no right under Section 11.6 to re-elect to take back such responsibilities unless (x) Tenant thereafter fails to maintain the Exterior Area in a first class condition (subject to ordinary wear and tear and taking into account the age of the improvements), and within thirty (30) days after Landlord gives notice thereof to Tenant, Tenant fails to commence such maintenance and thereafter diligently cure such failure, or (y) an Event of Default occurs as to Tenant.

                           11.6.5   If Landlord elects to perform the operation,
maintenance, repair, replacement and management of the Exterior Area pursuant to this Section 11.6, except in the event of an emergency (and then only as necessary to respond to the emergency and after reasonable notice to Tenant under the circumstances and in such instance with Landlord taking reasonable measures to minimize interference) Landlord shall not schedule or authorize repairs, maintenance or replacements to the Exterior Area (except for routine maintenance items) during the months of April, August, November and December. Landlord shall use reasonable and good faith efforts to stage, sequence and perform any repair, maintenance or replacements to the Exterior Area to minimize the disruption of and interference with Tenant's business and operations. Upon commencement of such repair, maintenance or replacement, the work shall be diligently prosecuted to completion. Except in the event of an emergency, if any such work to the Exterior Area is likely to significantly adversely affect the conduct of Tenant's business on the Leased Premises, Landlord shall schedule such work in a manner reasonably acceptable to Tenant. Accordingly, for any work that is likely to significantly adversely affect the conduct of Tenant's business on the Leased Premises, at least ten (10) days prior to the commencement thereof, Landlord shall provide a schedule of the scope of work to be performed and the timing thereof to Tenant, for Tenant's approval within five
(5) days of the receipt thereof (which approval shall not be unreasonably withheld and shall be deemed given if not denied within said five (5) day period).

                 [11.6.6    The leases for Chula Vista and St. Petersburg will
also provide that contemporaneously with the execution thereof, landlord shall execute and record a declaration of restrictions (in form and substance reasonably acceptable to tenant) against the St. Petersburg outparcel and balance of the Chula Vista site, as the case may be, that (a) until such time as tenant has discontinued for a period of six months or more operating a sporting goods retail business from the leased premises as the primary retail business therein (subject to temporary interruptions for restoration, remodeling or repairs), prohibits the occupancy or use of such property by any person or entity (including, without limitation, landlord, all successive owners, and any lessee, sublessee, assignee, licensee or other occupant of all or any portion of the property) for the sale of sporting goods. For purposes hereof, "sporting goods" shall include, with limitation, men's, women's and children's athletic sportswear (unless sold within a store that is primarily a clothing store), athletic footwear, roller skates (in-line or otherwise) roller blades, ice skates, bicycles, fitness equipment, golf and racquet equipment, camping equipment, marine, fishing and hunting gear, water sports equipment, ski equipment and apparel, team sports equipment and apparel, sports related paraphernalia and memorabilia, sports licenses products, sports related books and videos, and general sports, fitness and recreational merchandise; provided however that foregoing provision shall not restrict the use of space for the sale of sporting goods in a store where the display of sporting goods (whether individually or in the aggregate) occupies no more than the lesser of 2.000 square feet or 10% if the floor space of the retail operations therein; (b) during the term, without the prior written consent of tenant (which consent may be withheld by tenant in its sole and absolute discretion), any of the uses identified in section 4.1.1 of this lease and any uses (to be specified in the declaration) that would have a material adverse affect on the value of the leased premises or materially increase the likelihood that any environmental contamination affecting the leased premises might occur; provided, however, that while the current bed bath & beyond lease is in effect, any use of the property that is permitted under the bed bath & beyond lease without the approval of the landlord shall not constitute a violation of the declaration of restrictions; (c) requires the owner of the property to maintain the property in a first class condition (subject to ordinary wear and tear and taking into account the age of the improvements); (d) provides for regular hours of common area lighting and prohibits the erection of barriers to visibility, and (e) in connection with the St. Petersburg outparcel, grants easements for ingress, egress, common areas, parking utility lines, etc., as appropriate, for the benefit of the leased premises and such outparcel. The areas of parking on the leased premises that may be used by the St. Petersburg outparcel, however, shall be limited to the areas reasonably agreed upon by tenant and landlord.

         The declaration shall provide that tenant shall have the right to enforce the declaration of restrictions, and for the award of attorneys' fees and costs to the prevailing party in connection with any litigation concerning the declaration. The leases shall provide that while the landlord is the owner of the property subject to the declaration, landlord shall comply with, and use its best efforts to enforce compliance by others with, the declaration. The Chula Vista lease shall provide that while the bed bath & beyond lease is in effect, the landlord shall use its best efforts to enforce the provisions regarding the use and occupancy of the premises demised thereby (including, without limitation, the provisions of sections 7 and 23(b) of the Bed Bath & Beyond lease).

         The leases for Chula Vista and St. Petersburg shall also provide that landlord shall have the sole right to make protected use designations, similar in nature to the exclusive sporting goods use protection given to tenant, for the benefit of any tenants that occupy space on property adjacent to the leased premises, provided however, that (a) landlord shall not have the right to make a protected use designation for sporting goods use while the foregoing exclusive use clause continues in effect for the benefit of tenant; (b) landlord shall not have the right to make a protected use designation that would restrict tenant, (or its successors, assigns or sublessess) from selling goods or services then being sold at the leased premises and or which conflicts with any existing use of the leased premises or any protected use contained in any rea or in any assignment of the lease or any sublease approved by landlord in accordance with the provisions of section 17; and (c) a protected use designation for apparel may be granted only in connection with the one or more of the following: (i) "niche" or specialty apparel such as, but not limited to, big and tall apparel, maternity clothing, formal attire, men's business attire, or similar limited categories (but not for broad categories such as men's clothing); (ii) women's apparel on an "off-price" or discounted basis (such as ross dress for less and loehmans) for stores of at least 20,000 square feet of floor area; and (iii) men's apparel on an "off-price " or discounted basis (such as men's wearhouse) for stores of at least 10,000 square feet of floor area; provided that a protected use designation may not be granted which individually or in combination with other previously-granted protected use designations would have the effect of precluding tenant from engaging primarily in the sale of general apparel items. Any protected use designation so granted by landlord shall terminate if the holder thereof discontinues the protected use for a period of six months or more (subject to temporary interruptions for restoration, remodeling or repairs).

                  11.7 If Tenant pursuant to Sections 11.1, 11.2 or 11.3 is required to incur costs to make repairs or improvements of a capital nature (as determined under generally accepted accounting principles) during the last two years of the Term, it is agreed that Landlord rather than Tenant shall be responsible to make such repairs or improvements of a capital nature. In such event, or if Landlord pursuant to Section 11.6 maintains the Exterior Area and incurs costs to make repairs or improvements of a capital nature (as determined under generally accepted accounting principles), the costs of such capital repairs or improvements shall be amortized over the aggregate number of months reasonably determined by Landlord to be the projected useful life of such capital improvements or repairs, with interest included in the calculation of such amortization at the Prime Rate (as defined at Section 19.4.4) plus 1.5%.

                           11.7.1   If Landlord incurs such costs, the portion
of the costs as so amortized that are allocable on a monthly basis to the remainder of the Term (including any Renewal Term(s) if Tenant elects to extend the Term pursuant to Section 5.2) shall be included in monthly Operating Expenses under Section 11.6.1. The balance of the amortized costs allocable to the portion of the useful life after the end of the Term shall not be included in the Operating Expenses recoverable from Tenant.

                           11.7.2    Each time that Landlord incurs costs that
it asserts are to be amortized pursuant to this Section 11.7, Landlord shall within 90 days thereafter provide to Tenant an accounting of such costs and Landlord's reasonable determination of the projected useful life of such capital improvements or repairs, and Landlord shall provide an amortization schedule thereof.

         12.      ALTERATIONS.

                  12.1 Tenant shall not make any Alterations without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, subject to compliance with any REA, Tenant may make Alterations without Landlord's prior written consent if the cost of such Alterations does not exceed One Hundred Thousand Dollars ($100,000.00) and if such Alterations do not affect the structural integrity of the Leased Premises. In making any Alterations, whether or not Landlord's consent is required, Tenant shall comply with the provisions of Section 12.2.

                  12.2     Tenant agrees that in connection with any Alteration:
(i) the fair market value of the Leased Premises shall not be lessened after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration and any

Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements by more one percent (1%) of such gross floor area; (iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall promptly discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; (viii) if a building permit is required for the Alterations, such Alterations shall be made under the supervision of an architect, engineer, or licensed contractor and, if required to obtain such building permit, in accordance with plans and specifications which shall be submitted to Landlord (for informational purposes only unless consent to the Alterations is required) prior to the commencement of the Alterations, which plans and specification shall be resubmitted, for consent or informational purposes as the case may be, if Tenant makes changes (excluding minor, immaterial changes) thereto, and (ix) upon completion of all Alterations for which a building permit is required, if plans are required to be submitted to obtain such permit, "as built" drawings of such Alterations shall be provided by Tenant to Landlord.

                  12.3    Subject to the foregoing provisions of this
Section 12, Tenant, at its sole cost and expense may install a satellite dish and other communications equipment on the Leased Premises, including without limitation, the roof of the Building. Should Tenant elect to install a satellite dish or other communications equipment on the roof of the Building, Tenant shall install the satellite dish and other equipment in accordance with all applicable laws and regulations and in accordance with sound construction practices. Tenant agrees to use any specified roofing contractor required to comply with the existing roof warranties and to install the satellite dish and other equipment so as not to void any applicable roof warranties. Tenant shall report any damages to the roof arising from such installations or the subsequent removal of the satellite dish and equipment. Tenant may replace or remove any satellite dish installed on the roof or any other equipment. Tenant, at its sole cost, shall remove the satellite dish and related equipment from the roof upon expiration or termination of this Lease.

                  12.4 With respect to any Alteration or Restoration that Tenant is permitted or required to perform under this Lease, upon the request of Tenant and upon Tenant having provided Landlord such information, plans and specifications with respect thereto as Landlord may reasonably request, Landlord shall, at no cost or liability to Landlord, join in such applications for building permits and other governmental approvals as may be required to enable Tenant to perform such Alteration or Restoration.

         13.      CONDEMNATION.

                  13.1 Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding at its own cost and expense. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to participate in such proceedings at its own cost and expense. Subject to the provisions of this Section 13 and Section 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of the Leased Premises, provided that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord or Lender any award relating to any award or payment on account of the Trade Fixtures, for moving expenses and out-of-pocket expenses incidental to the move, for the loss of goodwill, and for any other damages that may be separately pursued by Tenant without lessening the award payable to Landlord, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of the Leased Premises.

                  13.2 If the entire Leased Premises is taken in any Condemnation, this Lease shall terminate on the first to occur of the date that fee title to, or physical possession of, the Leased Premises is taken by the governmental authority that has made such Condemnation.

                  13.3 The provisions of this Section 13.3 and Section 13.4 below shall govern a partial Taking.

                           13.3.1   If a portion of the building constructed on
the Land would not be available to Tenant after a Taking has occurred and Restoration completed, then effective upon the Taking of such portion of the building, the Basic Rent shall be reduced by a percentage that equals the percentage loss in the gross square footage of the building. For example, if the original gross square footage of the building had been 45,000 square feet, and after the Taking and the Restoration, the remaining building is 38,250 square feet, the Basic Rent shall be reduced to 85% of the amounts set forth in EXHIBIT B attached hereto.

                           13.3.2  If a portion of the Land or any ingress or
egress previously available to the Leased Premises would not be available to Tenant after a Taking has occurred and Restoration completed, then effective upon the Taking of such portion of the Land or such ingress or egress to the Leased Premises, the Basic Rent shall be reduced by a percentage that equals the percentage loss in the fair market rental value of the Leased Premises as a consequence of such Taking. In making such determination, the fair market rental value of the Leased Premises prior to the Taking

(and exclusive of this Lease) shall be determined, and the fair market rental value of the Leased Premises after the Taking (and exclusive of this Lease) shall be determined. Thereupon, the Basic Rent shall be multiplied by a fraction which equals the post-Taking fair market rental value divided by the pre-Taking fair market rental value. Accordingly, if the post-Taking fair market rental value were 85% of the pre-Taking fair market rental value, then the Basic Rent would be reduced by 15%.

                           13.3.3  The fair market rental value of the Leased
Premises shall be determined as follows. Within forty-five (45) days after either Landlord or Tenant have been notified of the institution of any proceeding for Condemnation, Landlord shall notify Tenant and Lender of Landlord's reasonable opinion of the post-Taking fair market rental value and the pre-Taking fair market rental value of the Leased Premises. If Landlord, Tenant and Lender do not agree as to such fair market rental values within thirty (30) days of Tenant's and Lender's receipt of Landlord's notice, the fair market rental value shall be determined pursuant to appraisal as set forth below.

                           13.3.4   If Landlord, Tenant and Lender do not agree
as to such fair market rental values within the above-described thirty (30) day period, then not later than twenty-five (25) days after the expiration of such thirty (30) day period, Landlord and Tenant shall each select a qualified real estate appraiser with at least ten years of full time commercial appraisal experience in the area in which the Leased Premises are located, and the two appraisers so selected shall appraise the pre-Taking and post-Taking fair market rental values of the Leased Premises. If only one of Landlord and Tenant timely appoint an appraiser, then the single appraiser so appointed shall alone determine, by a written appraisal report, the pertinent fair market rental values of the Leased Premises.

                           13.3.5    If two appraisers are appointed, they shall
each prepare written appraisals and submit them to one another, Landlord and Tenant within twenty (20) days of the appointment of the second appraiser. If only one appraiser timely submits its written appraisal report, then such written appraisal report shall establish the pertinent fair market rental values of the Leased Premises. If both appraisers timely submit reports, they shall meet promptly and attempt to agree upon the fair market rental values of the Leased Premises. If they are unable to agree within ten (10) days of the date the last report was timely submitted, and if the higher of the two written appraisals does not exceed the lower by more than ten percent (10%), the two appraisals shall be averaged to determine the post-Taking fair market rental value and the pre-Taking fair market rental value.

                           13.3.6   If the two appraisals differ by more than
ten percent (10%), the two appraisers shall select a third person similarly qualified to act as a third appraiser; provided however that if the two appraisers are unable to agree on a third person to act as an appraiser, the third appraiser shall be selected by Lender, or if there is not a Lender or the Lender does not select an appraiser within thirty (30) days, then such third appraiser shall be selected by lot from two names submitted by each of the two other appraisers. The third appraiser, no matter how selected, shall be a person who has not previously provided appraisal services for either Landlord or Tenant.

                           13.3.7    The third appraisal shall be completed
within fifteen (15) days of the selection of the third appraiser, and if two of the three appraisers agree, their determination shall be the post-Taking fair market rental value and the pre-Taking fair market rental value. However, if no two agree, then the post-Taking fair market rental value and the pre-Taking fair market rental value shall be determined by averaging the two appraisals that are closest in value.

                           13.3.8    Landlord and Tenant shall each pay the
appraiser it selects and one-half (1/2) of the costs and expenses of the third appraiser, if a third appraiser is necessary.

                  13.4 Notwithstanding the provisions of Section 13.3, if (a) more than ten percent (10%) of the building constructed on the Land would not be available to Tenant, or (b) more than ten percent (10%) of the Land would not be available to Tenant, or (c) a material portion of the ingress or egress to the Leased Premises would not be available to the Leased Premises, and if as a consequence thereof, it would not be commercially feasible for Tenant to continue to conduct its business in the Leased Premises after a Restoration were completed, then Tenant shall have the right to terminate this Lease by giving notice of termination to Landlord, which notice must be given within thirty (30) days after the determination is made, as provided below, that it would no longer be commercially feasible for Tenant to continue the conduct its business in the Leased Premises. In the event of such termination, Tenant shall not be obligated for Restoration of the Leased Premises.

                           13.4.1   If either party determines in its reasonable
business judgment exercised in good faith that after a Taking or proposed Taking, and assuming Restoration of the Leased Premises were completed, that it would not be commercially feasible for Tenant to continue to conduct its business in the Leased Premises, such party shall so notify the other within thirty (30) days of the determining party's receipt of notice of such Taking or proposed Taking; provided however that if it is not reasonably determinable at the time of receipt of such notice that it would not be commercially feasible for Tenant to continue to conduct its business in the Leased Premises, then either party shall notify the other of such determination promptly after making such determination. The party so notified shall thereupon determine within thirty (30) days of its receipt of such notice, whether in its reasonable business judgment exercised in good faith, it agrees with the notifying party. If Landlord and Tenant do not agree, then the matter shall be submitted for determination by an independent third party in accordance with Section 13.4.3.

                           13.4.2    If Landlord gives notice to Tenant that
Landlord believes that it would not be commercially feasible for Tenant to continue to conduct its business in the Leased Premises and Tenant notifies Landlord within thirty (30) days of receipt of such notice from Landlord that Tenant believes that it will be commercially feasible for Tenant to continue to conduct its business in the Leased Premises, such determination of Tenant shall be binding on the parties; provided however, that if Tenant in good faith determines that the information currently available as to such Taking is not sufficient to make a determination of whether it would be commercially feasible for Tenant to continue to conduct its business in the Leased Premises, then such determination shall be deferred until sufficient information is available. If within thirty (30) days after such information is available, either party asserts that it would not be commercially feasible for Tenant to continue to conduct its business in the Leased Premises and the parties do not agree as to such determination (provided however that if Landlord gives notice to Tenant that Landlord believes that it would not be commercially feasible for Tenant to continue to conduct its business in the Leased Premises and Tenant notifies Landlord within thirty (30) days of receipt of such notice from Landlord that Tenant believes that it will be commercially feasible for Tenant to continue to conduct its business in the Leased Premises, such determination of Tenant shall be binding on the parties), then the matter shall be submitted for determination by an independent third party in accordance with Section 13.4.3.

                           13.4.3    The independent third party to decide any
dispute under Sections 13.4.1 or 13.4.2 shall be a commercial real estate broker who specializes in power retail leasing, with at least 10 years recent experience in such leasing (a "Qualified Broker"). If Landlord and Tenant are unable to agree on one Qualified Broker within fifteen (15) days after the end of said thirty (30) day period, then each shall within ten (10) days thereafter select a Qualified Broker and the two selected Qualified Brokers shall promptly meet to appoint a third Qualified Broker who alone shall determine the matter; provided however that if only one party selects a Qualified Broker within such ten (10) day period, then such Qualified Broker shall be deemed agreed upon by the parties. The single Qualified Broker selected as provided above shall promptly determine the matter and immediately report such determination concurrently to Landlord and Tenant.

                           13.4.4  If pursuant to the foregoing provisions it
is determined that it is no longer commercially feasible for Tenant to continue the conduct of its business in the Leased Premises, then either party may notify the other within thirty (30) days of such determination that such party has elected to terminate this Lease. If timely notice of termination is given, such termination shall be effective upon the Taking, if the notice is timely given prior thereto, or if the notice of termination is timely given, but is given after the Taking, then such termination shall be effective sixty (60) days after such notice is given.

                  13.5 In the event of a Condemnation of any part of the Leased Premises which does not result in a termination of this Lease, promptly after such Condemnation, Tenant shall commence and diligently continue to restore the Leased Premises as nearly as possible to a value not less than the value immediately prior to such Condemnation, in conformity to plans and specifications approved by Landlord which approval shall not be unreasonably withheld, in accordance with the provisions of this Lease, including but not limited to the provisions of Sections 11.1, 12.2 and 15 (such restoration following a Condemnation and restoration following a casualty is, as the context shall require, herein called a "Restoration"). The Net Award of such Condemnation shall be made available for Restoration pursuant to the provisions of Section 15. If there is no required Restoration, the Net Award shall be retained by Landlord. If Restoration is required, then upon completion of the Restoration, the remainder of the Net Award, if any, shall be paid to and retained by Landlord. The Net Award or portion thereof so retained by Landlord (or paid to Lender, whichever as between them shall be entitled thereto) shall not be applied to Basic Rent or Additional Rent (as in the case of excess insurance proceeds after Restoration) pursuant to Section 15.6.

                  13.6 Upon the payment to Landlord or Lender of the Net Award of a Taking which falls within the provisions of Section 13.5, Landlord and Lender shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the "Restoration Award") available to Tenant for Restoration, in accordance with the provisions of Section 15. After completion of the Restoration, the balance of the Net Award shall be retained by Landlord or Lender (whichever, as between them shall be entitled thereto) and shall not be applied to Basic Rent or Additional Rent (as in the case of excess insurance proceeds after Restoration) pursuant to Section 15.6.

                  13.7 No agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of Lender, if the Leased Premises are then subject to a Mortgage, which consent shall not be unreasonably withheld or delayed; provided however that if either Landlord or Tenant have separate claims that do not affect the other or the amount of proceeds available for Restoration, they may settle such claims without the prior consent of the other or, in the case of Tenant, the Lender.

                  13.8 If the provisions of this Lease pertaining to condemnation or casualty are inconsistent with pertinent laws of the state in which the Leased Premises are located, Landlord and Tenant confirm that the provisions of this Lease are to be enforced to the maximum extent possible, and in furtherance thereof, Tenant hereby waives the benefit of any such laws.

         14       INSURANCE; REPAIR OF DAMAGE AND DESTRUCTION.

                  [Note: Insurance provisions for the Chula Vista location will be modified to reflect that the leased premises are in a single building occupied by multiple tenants. Subject to approval of lender, such provisions will require tenant to carry casualty insurance on the entire building and liability insurance on the common areas and to recover from landlord its prorata share (based upon relative leasable square footage) of the costs thereof. Landlord shall reimburse such costs to tenant within 30 days of receipt of evidence of payment of same by tenant and tenant shall have a right of offset if not timely paid by landlord. Notwithstanding the foregoing, upon an assignment or sublet by tenant that requires landlord's consent under this lease, landlord may elect to directly obtain such casualty insurance on the building and liability insurance on the common areas and to recover from tenant its prorata share (based upon relative leasable square footage) of the costs thereof. If landlord does so, tenant's payment of such costs shall be in accordance with the provisions of section 14.9.]

                  14.1 Tenant shall maintain at its sole cost and expense the following insurance with respect to the Leased Premises:

                           14.1.1 Contractual and comprehensive commercial
general liability insurance for the mutual benefit of Landlord (as an additional insured) and Tenant against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, or arising from Tenant's or Tenant's agents use of the Leased Premises, which insurance shall be written on a so-called "Occurrence Basis," and shall provide minimum protection with a combined single limit in an amount not less than Five Million ($5,000,000) Dollars (or in such increased limits from time to time (but no more than once in any five year period) reasonably requested by Landlord or Lender to reflect declines in the purchasing power of the dollar. Such insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance (if any) shall be in excess thereto. Such insurance shall specifically insure Tenant's performance of the indemnity, defense and hold harmless agreements set forth in this Lease, although such obligations of Tenant shall not be limited to the amount of the insurance. Tenant shall be responsible for determining that the amount of insurance maintained by Tenant is sufficient for Tenant's purposes.

                           14.1.2   Worker's compensation insurance covering
all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

                           14.1.3   Whenever Tenant shall be engaged in making
any Alteration, repairs or construction work of any kind (collectively, "Work") on the Leased Premises, Tenant shall obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of One Hundred Thousand Dollars ($100,000.00) and such insurance is available (unless such coverage is provided under the insurance maintained pursuant to Section 14.2), and Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord

                  14.2 Tenant shall at its sole cost and expense maintain the following insurance on the Leased Premises, provided however that upon an Event of Default, Landlord may elect to itself maintain such insurance and Tenant shall pay the costs thereof, as provided below.

                           14.2.1   Insurance against loss or damage to the
Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy, which shall include flood insurance if available and if such insurance is customarily maintained for similar commercial properties, and which shall include earthquake insurance and/or insurance against wind, hurricanes and similar casualties if available and if such insurance is customarily maintained for similar commercial properties, or if lenders generally require landlords to cause any such insurance to be maintained. Such insurance shall be in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time by agreement of Landlord and Tenant, or as determined by the insurer or insurers or by an appraiser selected by Landlord. Such insurance policies may contain usual and customary exclusions, retention and deductible amounts.

                           14.2.2   Insurance against loss or damage from
explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

                           14.2.3   Business interruption insurance insuring
Tenant, but naming Landlord and Lender as loss payee or mortgagee, as appropriate, in an amount sufficient to pay Basic Rent and Additional Rent for a period of twelve months. All proceeds received from such insurance (after deduction of the costs of collection, if any) shall be applied to the payment of Basic Rent and Additional Rent, as such payments become due, until such proceeds fully so applied, or if not so fully applied upon termination of the Lease, the balance shall be paid by Landlord to Tenant.

                           14.2.4 Within thirty (30) days after written request
of Landlord (if Tenant is at such time maintaining the insurance required under Section 14.2), such additional and/or other insurance with respect to the Improvements located on the

Leased Premises and in such amounts as is customarily required by Lender for similar properties and/ or at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Improvements located on the Leased Premises. If Landlord is maintaining the insurance required under Section 14.2 rather than Tenant, and Tenant at any time believes that Landlord should obtain insurance under this
Section 14.2.4 that Landlord is not at the time carrying, Tenant shall provide written notice of same to Landlord with a request that Landlord obtain such insurance coverage, the estimated cost thereof, and confirmation that Tenant will pay such cost. Provided that such insurance is available and Tenant pays the cost thereof, Landlord shall obtain and maintain such additional insurance. Furthermore, if Tenant at any time believes that any policy deductible on insurance carried by Landlord is too large, Tenant may request that Landlord reduce the amount of such deductible and, subject to Tenant paying the increase in premiums resulting therefrom, Landlord shall exercise commercially reasonable efforts to reduce such deductible to the amount requested by Tenant.

                           14.2.5    While Tenant is maintaining insurance
pursuant to this Section 14.2, Landlord shall not carry additional insurance that would reduce the protection afforded by the insurance carried by Tenant.

                  14.3 The insurance required by Sections 14.1 and 14.2 shall be written by companies having a rating of "A" or better for claims paying ability assigned by Moody's Investors Service, Inc. and Standard & Poor's Rating Group or a general policy rating of "A-" or better and a financial class of VIII or better assigned by A. M. Best Company, Inc., if available from such companies, and all such companies shall be approved, authorized or licensed to provide insurance in the State. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, (ii) shall (except for the worker's compensation insurance referred to in Section
14.1.3 and the rent loss insurance referred to in Section 14.2.3) name Landlord, Tenant and any Lender as additional insured parties, as their respective interests may appear, and (iii) shall provide that the insurer waives all rights of recovery by way of subrogation against the other party to this Lease and its affiliates in connection with damage covered by the policy and shall permit (and not be voided by) the releases contained in Section 14.10.

                  14.4 Each insurance policy referred to in Sections 14.2, if requested by Lender, shall contain standard non-contributory mortgagee clauses in favor of any Lender which holds a Mortgage on the Leased Premises. Each such policy maintained by Tenant shall provide that it may not be canceled except after thirty (30) days prior notice to Landlord and any Lender. Each such policy maintained by Landlord shall provide that it may not be canceled except after thirty (30) days prior notice to Tenant and any Lender. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding any act or omission of Landlord or

Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment.

                  14.5. Each party shall renew or replace each insurance policy that such party is required to or has elected to maintain pursuant to
Section 14.2. Each party shall deliver to the other party and Lender a certificate or other evidence (reasonably satisfactory to the other party and Lender) of the existing policy and such renewal or replacement policy at least thirty days prior to the Policy Expiration Date (as hereinafter defined) of each policy. Each such policy shall provide that it shall not expire until the other party and Lender shall receive a notice from the insurer to the effect that a policy will expire on a date (the "Policy Expiration Date") which shall be thirty (30) days following the date of the receipt by the other party and Lender of such notice. In the event of Tenant's failure to comply with any of the foregoing requirements of this Section 14.5 within five (5) business days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord. In the event of Landlord's failure to comply with any of the foregoing requirements of this Section 14.5 within five (5) business days of the giving of written notice by Tenant to Landlord, Tenant shall be entitled to procure such insurance. Any sums expended by Tenant in procuring such insurance shall be repaid by Landlord, together with interest thereon at the Default Rate, from the time of payment by Tenant until fully paid by Landlord immediately upon written demand therefor by Tenant. In addition to the right to recover such sums from Landlord, Tenant shall have the right to setoff against the next due payments of Basic Rent and Additional Rent the amounts payable by Landlord to Tenant hereunder until Tenant shall have setoff the entire amount.

                  14.6 Any insurance which Landlord or Tenant obtains pursuant to Section 14 may be carried under a "blanket" policy or policies covering other properties or liabilities of such party or their affiliates, provided that such "blanket" policy or policies otherwise comply with the provisions of this
Section 14. In the event any such insurance is carried under a blanket policy, the insuring party shall deliver to the other party and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Section 14.

                  14.7 In the event of any casualty loss to the Leased Premises, Tenant shall give Landlord immediate notice thereof. Landlord shall adjust, collect and compromise any and all claims (excluding claims relating to Tenant's trade fixtures, equipment and other personal property), with the consent of Lender and Tenant, not to be unreasonably withheld or delayed. If the estimated cost of Restoration or repair shall be One Hundred Thousand Dollars ($100,000.00) or less, all Net Proceeds of any insurance carried under Section 14.2 (except Section 14.2.3) shall be paid over to Tenant, provided that Tenant (or the guarantor of the Tenant's obligations under this Lease, if any) at such time shall have a tangible net worth of, and if a publicly traded company a market capitalization of, not less than $100,000,000, and in all other events to an escrow holder agreed upon by Landlord and Tenant and reasonably satisfactory to Lender, or if they are unable to agree, to a federally insured bank or other financial institution to act as trustee, selected by Landlord and reasonably satisfactory to Lender (the escrow holder, bank or financial institution so selected is referred to herein as "Trustee"). If the Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and/or Tenant; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease. In the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, Tenant shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder; provided however that the net proceeds received from the insurance described in
Section 14.2.3 (after deducting therefrom any reasonable costs of collection) shall be applied to the payment of Basic Rent and Additional Rent, as such payments become due. Tenant shall have the right to settle all insurance claims relating to Tenant's trade fixtures, equipment and other personal property without the participation or consent of Landlord, and all such insurance proceeds shall be paid directly to Tenant and Landlord shall have no interest therein.

                  14.8 The Net Proceeds of such insurance payment shall be retained by the Trustee and promptly after such casualty, Tenant, as required in Sections 11.1 and 12, shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for Restoration, in accordance with the provisions of
Section 15. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Section 11 and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Section 15 hereof; provided however that if there is a shortage in Net Proceeds that results from Landlord's failure (when Landlord is maintaining casualty insurance hereunder rather than Tenant) to maintain the correct replacement coverage, Landlord shall provide funds for Restoration in an amount equal to such shortage caused by Landlord's said failure. Notwithstanding the foregoing provisions of this
Section 14.8 or other provisions of this Lease, if the casualty to the Leased Premises occurs during the last twenty-four (24) months of the Term and the costs of repair exceed $100,000, Tenant may elect to terminate this Lease by giving notice of such termination to Landlord within thirty (30) days of the occurrence of such casualty, and if Tenant so terminates this Lease, Tenant shall have no obligation for Restoration and the Net Proceeds shall be paid directly to Landlord, or if required by Lender, to Lender.

                  14.9 If pursuant to Section 14.2, Landlord elects to obtain the insurance required hereunder, Landlord covenants to continuously maintain such insurance. Furthermore, if Landlord so elects to obtain the insurance required thereunder, Tenant shall perform its obligation to pay for the insurance acquired by Landlord pursuant to Section 14.2 by making payments to Landlord, as Additional Rent, as provided below. As soon as practicable after Landlord obtains such insurance, and on or before December 31 of each year thereafter, Landlord shall furnish to Tenant a statement setting forth the estimated aggregate insurance premiums (the "Premiums") for the subsequent calendar year. On each Basic Rent Payment Date, Tenant shall pay in advance to Landlord one-twelfth (1/12th) of the most recent estimated Premiums; provided, however, that if such statement is not given in December, Tenant shall continue to pay to Landlord one-twelfth (1/12th) of the estimated Premiums of the previous calendar year until the month after such statement is given. Within 120 days after the end of each calendar year, Landlord shall furnish to Tenant a statement of the actual Premiums for such calendar year. If the estimated Premiums paid by Tenant during such calendar year is (x) less than the actual Premiums for such period, Tenant shall pay the difference to Landlord within 30 days after the date of Landlord's statement, or (y) more than the actual Premiums for such period, Tenant shall be allowed a credit on immediately succeeding future payments of Basic Rent and Additional Rent, including estimated Premiums, for the amount of such excess until the entire credit has been utilized, or, if the statement is given by Landlord with respect to the calendar year in which the Term expires, Landlord shall pay such excess to Tenant together with such statement. If at any time it appears to Landlord that the actual Premiums for any calendar year will exceed the estimated Premiums set forth in Landlord's statement, Landlord shall have the right by notice to Tenant to revise the estimated Premiums for such year and subsequent payments thereof shall, commencing with the first month after which Tenant receives such notice (but no earlier than twenty (20) days after Tenant's receipt of such notice), be increased based upon such revised statement. Furthermore, if Landlord is required by Lender or the insurance company to pay the annual premium for any insurance in advance, Tenant shall pay the full amount thereof to Landlord within thirty (30) days after receipt of Landlord's invoice for such premium and Tenant shall thereupon be relieved of the obligation to make monthly payments of estimated Premiums. If pursuant to its rights under this Lease, Tenant terminates the Lease as a consequence of any casualty for which insurance is carried under Section 14.2, then Tenant's obligations hereunder to reimburse Landlord for Premiums shall include the reimbursement of any deductibles for such insurance reasonably approved by Tenant (Tenant shall be deemed to have approved any deductible amount which is customary for similar buildings in the location of the Leased Premises, or any deductible amount with respect to which Tenant has notice and has not objected to Landlord within 30 days of receipt of such notice).

                  14.10 During the Term, Landlord shall obtain a "Lessor's Risk" coverage commercial general liability insurance policy with respect to the Leased Premises, which coverage shall be with dollar amounts and limits simlar to the insurance reqiured to be carried by Tenant pursuant to Section 14.1.1. Such insurance shall specifically insure Landlord's performance of the indemnity, defense and hold harmless agreements set forth in this Lease, although such obligations of Landlord shall not be limited to the amount of the insurance. Tenant shall pay for the insurance acquired by Landlord pursuant to this Section 14.10 by making payments to Landlord, as Additional Rent, for the costs thereof in the manner provided in Section 14.9. Notwithstanding the foregoing, Tenant shall not be responsible to pay any increases in premiums resulting from (a) any negligence of Landlord, intentional breach of this Lease, or wilfull misconduct by Landlord, and (b) if Landlord obtains such insurance through a "blanket" policy, any problems or events occuring on other properties included in such "blanket" policy.

         15. RESTORATION.   Net Proceeds and the Restoration Award (the
aggregate of which being herein defined as the "Restoration Fund"") shall be disbursed by the Trustee in accordance with the following conditions:

                  15.1 If the cost of Restoration will exceed One Hundred Thousand Dollars ($100,000.00), then prior to commencement of the Restoration, the architect, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld, in accordance with the provisions of this Lease, including but not limited to the provisions of Sections 11.1, 12.2 and 13.5.

                  15.2 At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded.

                  15.3 Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (i) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (ii) partial releases of liens, and (iii) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims.

                  15.4 Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease. The Trustee may retain ten percent (10%) of the Restoration Fund until the Restoration is complete.

                  15.5 The Restoration Fund shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender, with the interest earned thereon to be added to the Restoration Fund.

                  15.6 Prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds and the Restoration Award available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund; provided however that if there is a shortage in Net Proceeds that results from Landlord's failure (when Landlord is maintaining casualty insurance hereunder rather than Tenant) to maintain the correct replacement coverage, Landlord shall pay funds to the Trustee for Restoration in an amount equal to such shortage caused by Landlord's said failure. Any sums in the Restoration Fund which remain after the completion of Restoration shall, up to the amounts so advanced by Tenant, be paid to Tenant, and any remaining funds shall be paid to Landlord and applied to the next due payments of Basic Rent and Additional Rent, until so applied in full; provided however that if there is a Lender and if Lender so requires, such funds shall be placed in escrow with Lender and applied to the next due payments of Basic Rent and Additional Rent, until so applied in full. For purposes of determining the source of funds, with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to be disbursed prior to any amount added by Tenant.

         16.      SUBORDINATION TO FINANCING.

                  16.1 Subject to the provisions of Section 16.2, Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage and Tenant agrees, upon demand, without cost, to execute a Subordination Non-Disturbance Attornment Agreement with Lender, in a form substantially similar to that attached hereto as EXHIBIT __, or if requested by Landlord, on such other form as may be reasonably acceptable to Tenant.

                  16.2 Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this

Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Provided no Event of Default has occurred and is continuing, Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law for the purpose of effecting the remedies available to Lender under the Mortgage, but not for the purpose of terminating the rights of Tenant under this Lease.

                  16.3 Notwithstanding the provisions of Section 16.1, the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

                  16.4 At any time prior to the expiration of the Term, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant and has recognized and affirmed that this Lease shall continue to be binding on such owner or Lender consistent with
Section 16.2 above, Tenant agrees to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Section 16.4 shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

                  16.5 With respect to any Subordination, Non-Disturbance and Attornment Agreement described in Section 16.1, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of Section 16.2, Tenant hereby agrees for the benefit of Lender that
(i) no amendment or modification of this Lease shall be effective against Lender without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, (provided, however, Lender, in Lender's sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder, (B) alter in any way the absolute and unconditional nature of Tenant's obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the initial term except in accordance with this Lease, or (D) otherwise, in Lender's reasonable judgment, materially affect the rights or obligations of Landlord or Tenant hereunder), (ii) without the prior written consent of Lender which may be withheld in Lender's sole discretion, Tenant shall not cancel or surrender or seek to cancel or surrender the Term hereof except in accordance with the express terms of this Lease, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lender with respect to any termination permitted under the express terms of this Lease), or (iii) Tenant will not pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

         17.      ASSIGNMENT, SUBLEASING.

                  17.1 Subject to Section 17.5 hereof, Tenant shall not sell, assign, or otherwise transfer all or any part of the Leased Premises or Tenant's leasehold estate hereunder (each such act is referred to herein as an "Assignment"), or sublet the Leased Premises or any portion thereof or permit the Leased Premises to be occupied by anyone other than Tenant (each such act is referred to herein as a "Sublease") without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or withheld within thirty (30) days after Tenant's delivery of request therefor, together with all information required to be provided to Landlord under Section 17.2. Notwithstanding the foregoing, Tenant may, without such transaction being deemed a Sublease hereunder, enter into concessionaire arrangements with one or more persons for an aggregate of up to ten percent (10%) of the rentable square footage of the Leased Premises; provided that such arrangements do not involve construction of demising walls or other improvements that physically separate the portion of the Leased Premises occupied by any concessionaire from the retail business operations of Tenant.

                  17.2 Tenant shall have no right to enter into an Assignment or a Sublease unless Tenant shall have first requested in writing Landlord's consent to such Assignment or Sublease. Any request by Tenant for Landlord's consent to a specific Assignment or Sublease shall include (a) the name of the proposed assignee, subtenant or occupant, (b) the nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Leased Premises, (c) a copy of the proposed Assignment or Sublease, or an executed letter of intent that includes all material terms of the proposed transaction (provided however that if a letter of intent is provided rather than the proposed Assignment or Sublease, Landlord's consent may be given subject to Tenant's providing Landlord a copy of the subsequently executed Assignment or Sublease), and (d) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant or its business. Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees for the review and documentation of any proposed Assignment or Sublease within thirty
(30) days after Landlord gives notice to Tenant of the amount thereof, together with reasonable documentation supporting such fees.

                  17.3 Without limiting the circumstances under which it may be reasonable for Landlord to withhold its consent to an Assignment or Sublease, it is expressly agreed that it shall be reasonable for Landlord to withhold its consent if Landlord reasonably determines that (i) the value of the Leased Premises are likely to be materially adversely affected during the Term as a result of such Assignment or Sublease, or (ii) the financial condition of the proposed new tenant or subtenant at the time of the proposed Assignment or Sublease is, in the reasonable opinion of Landlord, insufficient to meet the obligations of Tenant being assigned to such new tenant or subtenant.

                  17.4 Each Sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No Assignment or Sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Notwithstanding any assignment or subletting Tenant shall continue to remain liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee assumes and agrees to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

                  17.5 Any sale or other transfer in one transaction, or in an integrated or related series of transactions, of a majority of (i) the partnership or membership interests in Tenant or any beneficial interest therein, if Tenant is a partnership or limited liability company, or (ii) the capital stock in Tenant, or any beneficial interest therein, if Tenant is a corporation, shall be an Assignment for purposes of this Lease; provided however that the foregoing provision shall not apply if Tenant is a publicly traded company or other publicly traded entity, or a wholly-owned subsidiary thereof. Notwithstanding anything to the contrary contained in this Section 17, Tenant may assign or sublet the Leased Premises, or any portion thereof, without Landlord's consent, to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from the merger or consolidation with Tenant, or to any entity which acquires all or substantially all the assets of Tenant as a going concern, and any such Assignment shall not be subject to the provisions of Section 17.7 below.

                  17.6 Each Assignee of Tenant's interest hereunder shall assume all obligations of Tenant under this Lease and shall become and remain liable jointly and severally with Tenant for the payment of Basic Rent and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed under this Lease.

                  17.7 Landlord's right to a portion of excess rent as specified in this Section 17.7 is expressly reserved from the grant of Tenant's leasehold estate, and Landlord shall have such right to such portion of the excess rent in the event of any Assignment or Sublease by any succeeding subtenant or assignee, regardless of whether (i) the instrument effecting any such Assignment or Sublease provides such right to Landlord, or (ii) Landlord has approved such an instrument which fails to provide such right to Landlord. If Landlord consents to any Assignment or Sublease, then Tenant shall pay to Landlord within five (5) business days after Tenant's receipt thereof, 50% of any and all "net consideration" received by Tenant on account of such transaction, howsoever the same may be denominated, and in the case of Subleases, to the extent that such consideration exceeds the pro rata portion of the Basic Rent, Additional Rent and other charges payable by Tenant hereunder attributable to the sublet portion of the Leased Premises, based on the net rentable area of the Leased Premises and the net rentable area of the Leased Premises sublet; provided however that in calculating the "net consideration", the following items shall first be deducted from the consideration received by
Tenant: (a) the reasonable costs paid by Tenant for improvements (including Trade Fixtures and Equipment) installed or made by Tenant for the specific subtenant or assignee in question, and (b) reasonable leasing commissions, attorneys' fees and all other reasonable costs paid by Tenant in connection with such assignment or subletting.

                  17.8 Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any Sublease, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default. Landlord shall apply any such funds received under a Sublease to Tenant's obligations and liabilities under this Lease.

         18.      PERMITTED CONTESTS.

                  18.1 After prior written notice to Landlord, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement
(c) discharge or remove any lien referred to in Sections 9 or 12, or (d) take any action with respect to any violation referred to in Section 11.1 so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings, which proceedings shall during the pendency thereof operate to prevent (i) the collection of, or other realization upon, the Imposition or lien so contested,
(ii) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Basic Rent or any Additional Rent, and (v) the cancellation of any fire or other insurance policy unless prior to the effective date of such cancellation, the policy is replaced by a substitute policy that complies with the requirements of this Lease. Subject to the foregoing, and at no cost or liability to Landlord, Landlord shall to the extent necessary to enable Tenant to initiate and process such contest, join in such contest and cooperate with Tenant with respect thereto.

                  18.2 In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to (a) criminal liability, penalty or sanction, (b) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or
(c) defeasance of its interest in the Leased Premises.

                  18.3 Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

         19.      DEFAULT PROVISIONS.

                  19.1 The occurrence of any one or more of the following events (any such event, after the expiration of any specified notice and/or cure period, being specified herein as a "failure" or "default") shall constitute an Event of Default under this Lease:

                           19.1.1   a failure by Tenant to make any payment of
Basic Rent, Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of ten (10) days after written notice ("Nonpayment Notice") thereof given to Tenant by Landlord or Lender or Lender's designee;

                           19.1.2   failure by Tenant to perform and observe,
or a violation or breach of, any other provision in this Lease and such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord or Lender or Lender's designee to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of thirty
(30) days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default;

                           19.1.3   Tenant or any guarantor of Tenant's
obligations hereunder shall (i) voluntarily be adjudicated a bankrupt or insolvent, (ii) or voluntarily consent to the appointment of a receiver or trustee for itself or for any other Leased Premises, (iii) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (iv) voluntarily file a general assignment for the benefit of creditors;

                           19.1.4   A court shall enter an order, judgment or
decree appointing, with the voluntary consent of Tenant or any guarantor of Tenant's obligations hereunder, a receiver or trustee for Tenant or any guarantor of Tenant's obligations hereunder or for the Leased Premises or approving a petition filed against Tenant or any guarantor of Tenant's obligations hereunder which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, 90 days after it is entered;

                           19.1.5   Tenant or any guarantor of Tenant's
obligations hereunder shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; or

                           19.1.6    The estate or interest of Tenant in the
Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within 90 days after such levy or attachment.

                  19.2 REMEDIES PROVISIONS ARE SUBJECT TO REVIEW BY LOCAL COUNSEL TO LANDLORD AND TENANT, BUT WILL BE SUBSTANTIALLY AS FOLLOWS, UNLESS INCONSISTENT WITH THE LAWS OF THE STATE IN WHICH THE LEASED PREMISES ARE LOCATED. On the occurrence of an Event of Default, Landlord shall have the right either (i) except as otherwise expressly provided in this Lease, to terminate this Lease or Tenant's right to possession of the Leased Premises, and at any time thereafter recover possession of the Leased Premises, or any part thereof, and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of the Event of Default or of such termination, or (ii) to continue this Lease in effect for so long as Landlord does not so terminate Tenant's right to possession, and enforce all Landlord's rights and remedies under this Lease, including the right to recover Fixed Rent and Additional Charges as they become due. Acts of maintenance, preservation or efforts to lease the Leased Premises, the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, or re-entry or taking of possession of the Leased Premises by Landlord hereunder, shall not constitute an election to terminate this Lease or Tenant's right to possession unless specific written notice of such termination is given to Tenant hereunder. Notwithstanding any releting without termination, Landlord may at any time thereafter elect to terminate this Lease pursuant to this Section 19.2. Provided Tenant cooperates with Landlord, Landlord agrees to make reasonable efforts to mitigate its damages arising from an Event of Default by Tenant.

                           19.2.1    If Landlord terminates this Lease pursuant
to this Section 19.2, Landlord may, except as otherwise expressly provided in this Lease, exercise all rights and remedies available to a landlord at law or in equity, including, without limitation, the right to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts payable by Tenant hereunder which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and such other amounts which would have been earned after termination until the time of the award exceeds the amount of loss of Rent and such other amounts that could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and such other amounts for the balance of the term after the time of the award exceeds the amount of loss of Rent and such other amounts that could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the direct costs proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including without limitation, the reasonable costs of releting and the reasonable costs of improvements made to the Lease Premises to accomplish such releting. The "worth at the time of award" of the amount referred to in clause (iii) shall be computed by discounting such amount at the rate of seven percent (7%) per annum, or if such rate is not allowed under applicable law, then at the discount rate of the Federal Reserve Bank of San Francisco, California, plus one percent (1%). As used herein, "time of award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth, or the date of entry of any determination, order or judgment, of any court or other legally constituted body determining the amount recoverable, whichever first occurs.

                           19.2.2.   For purposes of this Section 19.2, unpaid
Rent and other amounts which would have accrued and become payable under this Lease shall consist of the sum of: (i) the total Basic Rent for the balance of the Term, plus (ii) a computation of Additional Rent for the balance of the Term.

                           19.2.3   Notwithstanding the foregoing provisions of
this Section 19.2, Landlord may not terminate this Lease or Tenant's right to posssession, or recover damages for the balance of the Term, for an Event of Default described in Section 19.1.2 or for Tenant's failure to timely pay Additional Rent, without first allowing Tenant to require mediation of such matter, and if the matter is mediated as provided herein, affording Tenant the additional cure periods provided in Section

19.2.4. Accordingly, upon Landlord giving Tenant a written notice of default pursuant to Section 19.1.2, Tenant may within 30 days of receipt of such notice deliver a notice of mediation to Landlord. Promptly after Landlord's receipt of such mediation notice, the parties shall attempt in good faith to settle the matter by mediation in the City in which the Leased Premises are located (unless the parties agree on another location) under the Commercial Mediation Rules of the American Arbitration Association ("AAA"). Such mediation shall be held within 10 days of the appointment of the mediator by the AAA. The fees and costs of the mediator shall be advanced by Tenant, provided that if Tenant fails to do so, Landlord shall have no obligation hereunder to mediate. If the matter is settled through mediation and such resolution does not include a determination that but for the cure rights of Tenant set forth in Section 19.2.4, Landlord would be entitled to terminate this Lease, Landlord shall reimburse to Tenant one-half of the fees and costs of the mediator.

                           19.2.4   If (i)the parties participate in a
mediation described in Section 19.2.3 and (ii)upon completion of the mediation, the parties have not resolved the matter in dispute with an agreement that no Event of Default had occurred, or if an Event of Default had occurred, such Event of Default does not entitle Landlord to terminate this Lease, then Tenant shall have the opportunity to cure its default as follows: (a) if the Event of Default is Tenant's failure to pay Additional Rent, Tenant shall have ten (10) days after the completion of the mediation to cure such default; and (b) if the Event of Default is described in Section 19.1.2, Tenant shall have thirty (30) days after the completion of the mediation to cure such default, provided however that if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default.

                  19.3 Landlord and Tenant agree that upon the occurrence of any Event of Default by Tenant, the remedies provisions of this Lease are intended to supersede any common law or statutory rights that Landlord may have to accelerate the Basic Rent and Additional Rent due under this Lease, and Landlord hereby waives any such statutory or common law rights. Subject to Landlord's continuing ability to enforce the remedies provided in this Lease upon an Event of Default by Tenant, Landlord's waiver hereunder shall apply to all such rights of acceleration whether same are currently available under existing statutes or common law(s) or whether such rights of acceleration are hereafter available under future statutes or common law(s). Furthermore, notwithstanding any provision to the contrary in this Lease, the amount of any Net Proceeds and Net Award received by Landlord which, but for the occurrence of such Event of Default, would otherwise be available to Tenant for Restoration, shall be applied to reduce the liability of Tenant under this Lease as to such Restoration.

                  19.4 If Landlord fails to perform any of its obligations under this Lease, Tenant shall give Landlord written notice thereof, specifying with particularity the breach claimed by Tenant. Landlord shall have the right to cure such breach during the 30 day period following receipt of Tenant's notice hereunder; provided however that if Landlord commences to cure such breach within such 30 day period and thereafter diligently prosecutes the same to completion, Landlord shall not be in default hereunder. If the breach of Landlord materially adversely affects Tenant's use and enjoyment of the Leased Premises and if Landlord has not cured such breach during the 30 day period following receipt of Tenant's notice hereunder, then notwithstanding any continuing efforts of Landlord to cure such breach, Tenant shall have the right, but not the obligation, to cure such breach.

                           19.4.1    If the Leased Premises are subject to a
Mortgage, Tenant shall serve Lender Fconcurrent copies of any notices of default served on Landlord hereunder, and if Landlord fails to complete any cure within the cure period(s) provided above, Lender shall have an additional period of thirty (30) days after the expiration of any such cure period(s) to cure any default of Landlord. Notwithstanding such additional cure period of Lender, if Landlord fails to cure any Landlord breach within the cure period(s) described above, Tenant shall have the right, but not the obligation, to cure such breach.

                           19.4.2   If pursuant to the foregoing provisions
Tenant cures any breach of Landlord, the reasonable costs and expenses incurred by Tenant in connection with such cure (including attorneys' fees incurred with respect thereto, if any), together with interest thereon at the Default Rate (as defined in Section 19.4.4) from the respective date(s) of Tenant's payment of each item of cost or expense, shall be payable by Landlord upon demand, and if not paid within thirty (30) days of written notice of demand (which shall include satisfactory evidence of Tenant's payment of such cost or expense), in addition to the right to recover such sums from Landlord, Tenant shall have the right to setoff against the next due payments of Basic Rent and Additional Rent the amounts payable by Landlord to Tenant hereunder until Tenant shall have setoff the entire amount. Tenant shall look solely to Landlord's interest in the Leased Premises, the rent and income therefrom, any condemnation or insurance proceeds attributable to the Leased Premises, and the proceeds from any sale or disposition of the Leased Premises for the recovery of any judgment against Landlord, and neither Landlord nor its partners, members, managers, directors, officers or shareholders shall be personally liable for any such judgment.

                           19.4.3    If Landlord or Lender fail to cure a
breach of Landlord within the cure periods permitted above, and if the nature of the breach of Landlord materially adversely affects Tenant's use and enjoyment of the Leased Premises, Tenant may, in addition to its remedies described above, terminate this Lease; provided however that if Landlord's breach is its failure to operate, maintain, repair and manage the Exterior Area pursuant to Section 11.6, then Tenant shall not be entitled to terminate this Agreement and its sole remedies shall be to (i) resume its prior operation, maintenance, repair and management of the Exterior Area, and/or (ii) pursuant to this Section 19.4, recover from Landlord the reasonable costs incurred by Tenant in curing Landlord's failure to maintain and repair the Exterior Area, plus interest at the Default Rate.

                           19.4.4    The "Default Rate shall mean a rate of
interest equal to two (2%) percent per annum above the then current Prime Rate, as hereinafter defined (the "Default Rate") computed from the date a payment was due to and including the date of payment. The term "Prime Rate" shall mean the prime rate of interest published in the Wall Street Journal or its successor, from time to time.

         20.      ADDITIONAL RIGHTS OF LANDLORD AND TENANT; PREVAILING PARTY.

                  20.1 Except as otherwise expressly provided in this Lease, No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No course of conduct, nor any delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

                  20.2 Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.

                  20.3 Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant, which waiver shall be in form reasonably acceptable to Landlord.

                  20.4 Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant's property and not part of the Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.

                  20.5 Each of Tenant and Landlord (herein called "Paying Party") agrees to pay to the other party (herein called "Demanding Party") any and all reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Section 20.5 shall be due and payable by Tenant to Landlord as Additional Rent. Amounts payable by Landlord to Tenant shall be due immediately upon determination that Tenant is entitled thereto, and at Tenant's election, may be credited by Tenant against next due payments of Rent and Additional Rent until such credit is fully utilized. As used in this Section, "costs and expenses" shall include, without limitation, reasonable attorneys' fees at trial, on appeal and on any petition for review, and in any proceeding in bankruptcy, in addition to all other sums provided by law.

                  20.6 If Landlord should fail to pay to Tenant any sums owing from Landlord to Tenant under this Lease within thirty (30) days after receipt by Landlord of written demand therefor from Tenant specifying the amount payable and the Section(s) under this Lease pursuant to which Landlord is responsible to make such payment, Landlord shall pay to Tenant the Default Rate on the amount unpaid, computed from the date such payment was first due Tenant to and including the date of payment.

        21. NOTICES.    All notices, demands, requests, consents, approvals,
offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively "Notice" or "Notices") shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) day after have been sent by Federal Express, United Parcel or other nationally recognized air courier service.

                  To Landlord:      c/o SPI Holdings, LLC
                                    One Maritime Plaza, Suite 1460
                                    San Francisco, CA 94111
                                    Attention: Dennis J. Wong

                  With Copy to:     Morgan, Miller & Blair
                                    1676 N. California Blvd., Suite 200
                                    Walnut Creek, CA 94596
                                    Attention: Gilbert C. Berkeley

           To Tenant:           The Sports Authority
                                3383 North State Road 7
                                Fort Lauderdale, FL 33319
                                Attention:  Executive Vice President/Growth
                                            and Development

          With Copy to:          The Sports Authority
                                 3383 North State Road 7
                                 Fort Lauderdale, FL 33319
                                 Attention: Sr. Vice President & Gen. Counsel

          With Copy to:          The Sports Authority
                                 3383 North State Road 7
                                 Fort Lauderdale, FL 33319
                                 Attention: Property Administrator

         With Copy to:           The Sports Authority
                                 3383 North State Road 7
                                 Fort Lauderdale, FL 33319
                                 Attention:  Vice President Real Estate

If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Section 21, any party may substitute its address by giving fifteen days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel. If any permitted assignee or subtenant shall have requested Landlord by Notice in the manner aforesaid that such assignee or subtenant desires copies of Notices given by Landlord to Tenant under this Lease and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Landlord to Tenant, Landlord shall send a copy of such Notice to such assignee or subtenant in the manner aforesaid.

         22. ESTOPPEL CERTIFICATES.    Landlord and Tenant shall at any time and
from time to time, upon not less than fifteen (15) days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same, and (vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.

         23.      RECAPTURE; SURRENDER AND HOLDING OVER

                           23.1 If Tenant should fail for 180 days to
continuously and uninterruptedly operate and keep adequately stocked and staffed its business operated on the Leased Premises (excluding closures due to Alterations, Restorations, substantial repairs, casualties, condemnation, Landlord's default and acts of God), while such failure shall not be a default of Tenant under this Lease, Landlord may nevertheless after such failure, at its sole and absolute discretion, elect to terminate this Lease. Notwithstanding the foregoing, Landlord may not terminate this Lease if (a) Tenant at least 90 days prior to the end of said 180 day period notifies Landlord of Tenant's intention to market the Leased Premises to an assignee or subtenant; (b) prior to the end of said 180 period, Tenant delivers to Landlord a request for its consent pursuant to Section 17 to an Assignment or a Sublease of at least 50% of the Leased Premises; (c) Landlord thereupon consents to such Assignment or Sublease in accordance with Section 17; and (d) the assignee or subtenant either (i) within 60 days after the end of said 180 day period commences ordinary business operations in the Leased Premises, or (ii) applies for a building permit within 60 days after the end of said 180 day period for any Alterations necessary for such assignee's or subtenant's occupancy, and such assignee or subtenant thereafter diligently attempts to obtain such building permit, and upon obtaining the permit diligently constructs such Alterations to completion, and within 30 days of such completion, commences ordinary business operations in the Leased Premises. Subject to the foregoing, if Landlord elects to terminate this Lease, such election shall be effective on the date Landlord's notice of termination is delivered to Tenant provided that Tenant has previously vacated the Leased Premises, or if Tenant has not, then such termination shall be effective thirty (30) days after such notice has been given to Tenant. Upon such termination, neither Landlord nor Tenant shall have liability under this Lease for matters arising thereafter, provided that Tenant shall be obligated to surrender the Leased Premises in the manner and condition required by Section
23.2 and Tenant shall on the termination date pay Landlord all sums then due and owing under this Lease.

                  23.2 Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall , on or prior to such expiration or earlier Termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The reasonable cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

                  23.3 Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred fifteen percent (115%) of the Basic Rent reserved herein or as otherwise agreed in writing by the parties, and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall be a tenancy at sufferance and shall entitle Landlord to collect Basic Rent at a rate of one hundred fifty percent (150%) of the Basic Rent previously in effect, and Landlord may exercise all rights and remedies provided by law or in equity, including the remedies of Section 19.2. In connection with any holding over without Landlord's consent, Tenant shall indemnify, defend and hold harmless Landlord against any claim, loss or damage suffered by Landlord by reason of Tenant's failure timely vacate the Leased Premises.

         24. NO MERGER OF TITLE.   There shall be no merger of this Lease nor of
the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

         25.      DEFINITION OF LANDLORD.

                  25.1 Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises, the rents and income from this Lease, any condemnation or insurance proceeds attributable to the Leased Premises, and proceeds from the sale of the Leased Premises, and shall not be enforced against the Landlord individually or personally.

                  25.2 The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises at the time in question and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided that upon or promptly after any such transfer by Landlord (excluding a transfer that may occur through or under threat of foreclosure, Landlord shall deliver to Tenant a copy of a fully executed assumption agreement whereby the transferee assumes, subject to the limitations in Section 25.1, Landlord's obligations and liabilities under the Lease from and after the date of transfer. Tenant shall be under no obligation to pay Basic Rent, Additional Rent or any other sums due and payable pursuant to the provisions of this Lease to the transferee and Tenant shall be under no obligation to amend any insurance certificates to name the transferee (and its mortgagee, as applicable) until Tenant receives written notice of such transfer from Landlord (together with a copy of the fully executed assumption agreement, if required above) and notice from the transferee
(i) that it has succeeded to the interest of Landlord, (ii) of the new address for the remittance of monetary payments and (iii) of the notice address for the transferee. The notice shall be provided to Tenant at least ten (10) days prior to the Tenant having any obligation to pay Basic Rent, Additional Rent or any other sums due and payable pursuant to the provisions of this Lease to such transferee and at least fifteen (15) days prior to Tenant having any obligation to amend such insurance certificates to name such transferee (and its mortgagee, as applicable).

         26.      HAZARDOUS SUBSTANCES.

                  26.1 Tenant shall not on, about, or under the Leased Premises, make, release, treat or dispose of any "hazardous substances" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. Section 9601 ET SEQ. (the "Act"); but the foregoing shall not prevent the storage or use or disposal of any hazardous substances in accordance with applicable laws and regulations. Tenant represents and warrants that it will at all times comply with the Act and any other federal, state or local laws, rules or regulations governing "Hazardous Materials". "Hazardous Materials" as used herein shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls

(PCBs), asbestos, asbestos containing materials and/or products, urea formaldehyde, or any substances which are classified as "hazardous" or "toxic" under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. Section 6901 ET SEQ.; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. Section 7401, ET SEQ.; pollutants as defined under the ' Clean Water Act, as amended, 33 U.S.C. Section 1251, ET SEQ., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. Section 136, ET SEQ., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C.Section 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172. 10 1; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other substance regulated by federal, state or local statutes similar to the federal statutes listed above and regulations promulgated under such federal, state or local statutes.

                  26.2 To the extent required by the Act and/or any federal, state or local laws, rules or regulations governing Hazardous Materials, Tenant shall remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) arising out of Tenant's occupancy of the Leased Premises during the Term. In addition to, and without limiting Section 10 of this Lease Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, partners, beneficial owners, trustees, members and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of the use of or operations in the Leased Premises by Tenant or anyone occupying or using the Leased Premises during the Term and connected with (i) the violation of any applicable federal, state or local environmental law with respect to the Leased Premises by Tenant or anyone occupying or using the Leased Premises during the Term; or (ii) the "release" or "threatened release" during the Term by Tenant, its agents, invitees, employees, contractors, subcontractors, licensees, or anyone occupying or using the Leased Premises, or failure of Tenant to remove, as required by this Section 26, of "hazardous substances" (as defined in the Act) and Hazardous Materials (as defined above) at or from the Leased Premises or any portion or portions thereof released by such persons during the Term.

                  26.3 Tenant shall not install any underground storage tank at the Leased Premises. Tenant shall not store combustible or flammable materials on the Leased Premises without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion, unless such materials are incidental to the business conducted on the Leased Premises. Any permitted storage shall be in compliance with the Act and all other federal, state or local laws, rules or regulations governing Hazardous Materials.

                  26.4 To the extent required by the Act and/or any federal, state or local laws, rules or regulations governing Hazardous Materials, Landlord shall be responsible for the disposition, treatment and/or removal of any Hazardous Materials on, under or about the Leased Premises to the extent that Tenant is not responsible for such disposition, treatment and/or removal pursuant to the foregoing provisions of this Section 26. In addition to, and without limiting Section 10 of this Lease Landlord shall and hereby does agree to defend, indemnify and hold Tenant, its officers, directors, shareholders, partners, beneficial owners, trustees, members and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, that arise out of (i) the violation of any applicable federal, state or local environmental law with respect to the Leased Premises by Landlord, its agents, employees, contractors or subcontractors; or (ii) the "release" or "threatened release" by Landlord, its agents, employees, contractors or subcontractors, or failure of Landlord to remove, as required by this Section 26, of "hazardous substances" (as defined in the Act) and Hazardous Materials (as defined above) at or from the Leased Premises or any portion or portions thereof released by such persons during the Term or (iii) the failure of Landlord to dispose of, treat or remove Hazardous Substances that the Landlord is obligated to dispose of, treat or remove pursuant to this Section 26.4; provided however that Landlord shall not be liable to Tenant hereunder for consequential damages for loss of business by Tenant if such loss of business arises from the acts or omissions of third parties.

         27. ENTRY BY LANDLORD.    Landlord and its authorized representatives
shall have the right upon reasonable notice (which shall be not less than two
(2) business days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Sections 11.5 or 11.6, and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within twelve (12) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation.

         28. STATEMENTS. On or before April 30 of each year, Tenant shall submit to Landlord for the year ending January 31 of such year, a report of the annual sales for the store operated on the Leased Premises, which sales report shall include information on sales for the fiscal year and each month of such year. If Tenant or any guarantor of this Lease ("Guarantor") is a public company, Tenant or Guarantor shall submit to Landlord and Lender, when filed with the Securities and Exchange Commission, copies of the Forms 10Q and 10K of Tenant or Guarantor. If at any time either Tenant or Guarantor is no longer a public company, Tenant shall submit to Landlord and Lender or its designee (a) any financial statements of Tenant or Guarantor (as the case may be) which are provided by Tenant or Guarantor to its lenders, and (b) the annual (audited if so prepared) financial report and quarterly (audited if so prepared) financial reports within one hundred twenty (120) days following the close of each fiscal year (in the case of annual reports) or fiscal quarter (in the case of quarterly reports) of Tenant or Guarantor.

         29. TRADEMARKS.    Landlord agrees and acknowledges that all right,
title and interest in and to the trade names, trademarks and service marks "THE SPORTS AUTHORITY" and "THE SPORTS AUTHORITY, LTD.", including any related logotypes, designs and trade dress, any replacement or secondary mark, and the trademark applications and registrations therefor (herein collectively, "Tenant's Trademarks"), are the sole and exclusive property of Tenant or its licensor(s). Landlord and anyone claiming, through or under the Landlord shall not use Tenant's Trademarks or any trademark, service mark or trade name confusingly similar to Tenant's Trademarks now or in the future except with Tenant's prior written authorization, which Tenant may withhold in its sole discretion. Landlord agrees not to directly or indirectly challenge, attack or impair Tenant's right, title and interest in Tenant's Trademarks and to always follow Tenant's instructions concerning proper use of Tenant's Trademarks, including ceasing use as directed by Tenant if necessary. All goodwill associated with the use of Tenant's Trademarks shall inure to the Tenant or its licensor(s). Landlord shall not in any manner represent that it has any ownership interest in Tenant's Trademarks and Landlord specifically acknowledges that any use of Tenant's Trademarks permitted by Tenant shall not create in Landlord any right, title or interest therein.

         30. SIGNS.    Tenant shall be entitled to erect any signage on the
Leased Property that is permitted by law. Construction and/or installation of signage shall be deemed an Alteration under Section 12 of this Lease. Upon the request of Tenant, Landlord shall take all such actions as may be reasonably be requested by Tenant to insure the Tenant is entitled to the maximum allowable signage (including, without limitation, all signage afforded to the Leased Premises pursuant to any REA), and Landlord shall cooperate with Tenant in obtaining all necessary approvals in connection with any such signage; provided, however, that Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in complying with the requirements of this sentence. Tenant agrees to comply with the laws and regulations affecting signage at the Leased Premises, and with the provisions of the REA (if any), as the same exist now and throughout the Term. Any construction by Tenant under this Section 30 shall be subject to the provisions of Sections 12.1, 12.2 and
12.4 of this Lease.

         31. NO USURY.    The intention of the parties being to conform strictly
to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

         32. POOL OF LEASES.    As a material consideration to Landlord and
inducement to Landlord to enter into this Lease, Tenant has agreed with Landlord that this Lease is one of a pool of leases identified in EXHIBIT C hereto, and that in the event of any bankruptcy or insolvency proceedings involving Tenant or Tenant's interest in this Lease, the Leased Premises, or any of the leases or premises described in such pool of leases, all such leases (including this Lease) shall be treated as one lease for purposes of any election made by Tenant to accept or reject any lease included in such pool of leases. By the foregoing, it is intended and agreed that no election, determination or decision to reject this Lease or any other lease in the pool of leases shall be effective unless the same such election, determination or decision is made as to all leases in such pool of leases.

         33. SEPARABILILITY.    Each and every covenant and agreement contained
in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same, except as otherwise expressly provided in this Lease. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

         34.      MISCELLANEOUS.

                  34.1 The section headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                  34.2 As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance; title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition".

                  34.3. Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Subject to the provisions of Section 17, any act which Tenant is permitted to perform under this Lease may be performed at any time and from time to time by Tenant or any person or entity designated by Tenant.

                  34.4. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                  34.5 Subject to the provisions of Section 17 regarding assignment and subletting by Tenant, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent landlord) of its interest in the Leased Premises, including any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease as provided in Section 25.2.

                  34.6 This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

                  34.7 Unless otherwise expressly provided in this Lease, all consents and approvals to be given by Landlord or Tenant may be withheld for any reason or no reason, at such party's sole discretion, and any such action shall not be deemed inconsistent with any covenant of good faith and fair dealing otherwise implied by law to be a part of this Lease. Tenant agrees to reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in reviewing any request for consent or approval, including without limitation, fees of attorneys and architects retained by Landlord to assist in such review. Whenever the consent or approval of Landlord is required pursuant to a specific provision of this Lease, unless such provision expressly states otherwise, such consent or approval shall be deemed to have been given if Landlord does not deny such request for consent or approval within thirty (30) days after receipt of the written request of Tenant; provided however that no such consent or approval shall be deemed given unless the request for consent or approval states in capitalized underlined language, placed on the first page thereof, that pursuant to Section 34.7 of the Lease, Landlord's consent or approval shall be deemed given if no denial of such consent or approval is made by Landlord within thirty
(30) days of receipt of such request.

                  34.8 Each of Landlord and Tenant represents and warrants to the other that it has not entered into any agreement or incurred or created any obligation which might require the other to pay any broker's commission, finder's fee or other commission or fee relating to the leasing of the Leased Premises, and each of Landlord and Tenant shall defend, indemnify and hold harmless the other from and against any claims for any such commissions or fees by anyone claiming by or through the indemnifying party.

                  34.9 This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the State in which the Leased Premises are located (excepting appellate courts).

                  34.10 The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the Leased Premises and the transaction described herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitute the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not restricted for or against any party.

                  34.11 The Landlord and Tenant hereby waive the right to a trial by jury in connection with any litigation arising as a result of this Lease, any documents now or hereafter executed in connection with this Lease, any course of dealing, statements (whether oral or written) or actions of either Landlord or Tenant. The foregoing waiver is a material inducement for the execution of this Lease by Tenant.

                  IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

                                    LANDLORD:

                                    [SPI HOLDINGS, LLC
                                    a Delaware limited liability company]



Witness: ________________           By___________________________
                                      [Dennis J. Wong, Manager]

Witness: ________________

                                      TENANT:

                                      THE SPORTS AUTHORITY a
                                      Delaware corporation

Witness: ________________           By:_________________________________


                                    Name:_______________________________

                                    Title:______________________________







Witness: ________________           By:_________________________________


                                    Name:_______________________________

                                    Title:______________________________

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

                                    EXHIBIT B

                             BASIC RENT DURING TERM
                                AND RENEWAL TERMS

         1.     Basic Rent for the first five (5) years (the first 60 full calendar months) of the initial Term shall be at the annual rate of _____________________ Dollars ($__________), in monthly installments of
$__________ each. If the first month of the Term is a partial month, the monthly installment shall be prorated on the basis of the number of days in such month.

         2. Basic Rent for years six (6) through ten (10) of the initial Term shall be at an annual rate equal to the lesser of (x) the Adjusted Rental (as defined below), but in no event less than the Basic Rent in effect in year five
(5), or (y) [110% of the Basic Rent in effect in year five (5)], payable in equal monthly installments.

         3. Basic Rent for years eleven (11) through fifteen (15) of the initial Term shall be at an annual rate equal to the lesser of (x) the Adjusted Rental (as defined below), but in no event less than the Basic Rent in effect in year ten (10), or (y) [121% of the Basic Rent in effect in year five (5)], payable in equal monthly installments.

         4. Basic Rent for years sixteen (16) through twenty (20) of the initial Term shall be at an annual rate equal to the lesser of (x) the Adjusted Rental (as defined below), but in no event less than the Basic Rent in effect in year fifteen (15), or (y) [133.1% of the Basic Rent in effect in year five (5)], payable in equal monthly installments.

         5. Basic Rent for the first Renewal Term shall be at the annual rate of [112.5% of the amount provided in clause (y) of Paragraph 4 above], in monthly installments of $_____________, each.

         6. Basic Rent for the second Renewal Term shall be at the annual rate of [112.5%] of foregoing Basic Rent ] ____________ Dollars ($_________), in monthly installments of $_____________, each.

         7. Basic Rent for the third Renewal Term shall be at the annual rate of [112.5% of foregoing Basic Rent] _____________ Dollars ($__________), in monthly installments of $__________, each.

         8. Basic Rent for the fourth Renewal Term shall be at the annual rate of [112.5% of foregoing Basic Rent] _____________ Dollars ($__________), in
monthly installments of $____________, each.

ADJUSTED RENTAL shall mean an amount equal to the product of (a) the Basic Rent in effect immediately prior to the date of the adjustment, and (b) 2.5 times the CPI Fraction. Computation of Adjusted Rental shall be made as soon as practicable after the CPI for the applicable period is published or otherwise made available, and Landlord shall give Tenant notice of the applicable adjustment in Basic Rent.

The CPI FRACTION shall be determined as follows: Landlord, in its sole discretion shall select any two years of the previous five year period for purposes of identifying the percentage increase in the CPI, and the amount so determined shall be divided by two and then multiplied by five. For example, if the CPI increases by 1% in each of the first two years of the five year period, decreases by 1% in the third year, and increases by 1.25% in year four and by 1.75% in year five, Landlord would select years four and five and the CPI Fraction would therefore be 7.5% (1.25% +1.75% =3%; 3% divided by 2 = 1.5%; 1.5% x 5 = 7.5%).


The CPI shall mean the "Consumer Price Index" each year for the month in which the Commencement Date occurs as published by the Bureau of Labor Statistics of the United States Department of Labor (1982-84=100), U.S. City Average, or any successor index thereof. The percentage increase in the CPI shall be computed on an annual basis from year to year for purposes of determining the CPI Factor. If the CPI is converted to a different standard reference base or otherwise revised, then whenever the determination of a CPI figure is called for herein, it shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the U. S. Department of Labor, Bureau of Labor Statistics, or if not published by said organization, as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information. If the CPI ceases to be published on a monthly basis, then the most recent month to the month in which the Commencement Date occurs for which the CPI is published shall be used in lieu of such specified month. If the CPI ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the CPI.

                                    EXHIBIT C

                          LIST OF LEASES IN POOL UNDER

                                   SECTION 32